                                CREDIT AGREEMENT

                           DATED AS OF APRIL 30, 2003

                                      AMONG

                               ETHYL CORPORATION,
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                              CAYMAN ISLANDS BRANCH
                            as Administrative Agent,

                                UBS WARBURG LLC,
                              as Syndication Agent

                CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH
                              and UBS WARBURG LLC,
                as Co-Arrangers and joint book running managers,

                                       and

              SUNTRUST BANK and LASALLE BANK NATIONAL ASSOCIATION,

                           as Co-Documentation Agents

                                TABLE OF CONTENTS

                                                                                                          PAGE NO.
                                                                                                          --------
  Section 1.      DEFINITIONS..................................................................................  2
         1.1      Certain Defined Terms........................................................................  2
         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement........... 31
         1.3      Other Definitional Provisions and Rules of Construction...................................... 32
  Section 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................................... 32
         2.1      Commitments; Making of Loans; the Register; Notes............................................ 32
         2.2      Interest on the Loans........................................................................ 39
         2.3      Fees......................................................................................... 43
         2.4      Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions
                  Regarding Payments; Application of Proceeds of Collateral and Payments Under the Guaranties.. 44
         2.5      Use of Proceeds.............................................................................. 52
         2.6      Special Provisions Governing Eurodollar Rate Loans........................................... 52
         2.7      Increased Costs; Taxes; Capital Adequacy..................................................... 54
         2.8      Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.................. 59
         2.9      Replacement of a Lender...................................................................... 59
  Section 3.      LETTERS OF CREDIT............................................................................ 60
         3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations Therein................ 60
         3.2      Letter of Credit Fees........................................................................ 62
         3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit........................... 63
         3.4      Obligations Absolute......................................................................... 66
         3.5      Nature of Issuing Lenders' Duties............................................................ 67
  Section 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT.................................................... 67
         4.1      Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans.................... 67
         4.2      Conditions to All Loans...................................................................... 75
         4.3      Conditions to Letters of Credit.............................................................. 76
  Section 5.      CREDIT AGREEMENT PARTIES' REPRESENTATIONS AND WARRANTIES..................................... 76
         5.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries................ 76
         5.2      Authorization of Borrowing, etc.............................................................. 77
         5.3      Financial Condition.......................................................................... 78
         5.4      No Material Adverse Effect; No Restricted Junior Payments.................................... 78
         5.5      Title to Properties; Liens; Real Property; Intellectual Property............................. 78
         5.6      Litigation; Adverse Facts.................................................................... 79
         5.7      Payment of Taxes............................................................................. 80

         5.8      Performance of Agreements; Material Contracts................................................ 80
         5.9      Governmental Regulation...................................................................... 80
         5.10     Securities Activities........................................................................ 80
         5.11     Employee Benefit Plans....................................................................... 81
         5.12     Certain Fees................................................................................. 81
         5.13     Environmental Protection..................................................................... 82
         5.14     Employee Matters............................................................................. 82
         5.15     Solvency..................................................................................... 83
         5.16     Matters Relating to Collateral............................................................... 83
         5.17     Disclosure................................................................................... 84
  Section 6.      CREDIT AGREEMENT PARTIES' AFFIRMATIVE COVENANTS.............................................. 84
         6.1      Financial Statements and Other Reports....................................................... 84
         6.2      Existence, etc............................................................................... 89
         6.3      Payment of Taxes and Claims; Tax............................................................. 89
         6.4      Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.... 90
         6.5      Inspection Rights; Lender Meeting............................................................ 92
         6.6      Compliance with Laws, etc.................................................................... 92
         6.7      Environmental Matters........................................................................ 92
         6.8      Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the
                  Closing Date................................................................................. 94
         6.9      Matters Relating to Additional Real Property Collateral...................................... 95
         6.10     Senior Secured Credit Facility Rating........................................................ 96
         Borrower shall maintain a Senior Secured Credit Facility Rating....................................... 96
         6.11     Qualified Holding Company Formation and Qualified Reorganization............................. 96
         6.12     Certain Real Property Assets.................................................................100
  Section 7.      CREDIT AGREEMENT PARTIES' NEGATIVE COVENANTS.................................................101
         7.1      Indebtedness.................................................................................101
         7.2      Liens and Related Matters....................................................................103
         7.3      Investments; Acquisitions....................................................................104
         7.4      Contingent Obligations.......................................................................105
         7.5      Restricted Junior Payments...................................................................107
         7.6      Financial Covenants..........................................................................107
         7.7      Restriction on Fundamental Changes; Asset Sales..............................................109
         7.8      Consolidated Capital Expenditures............................................................111
         7.9      Transactions with Shareholders and Affiliates................................................111
         7.10     Sales and Lease-Backs........................................................................111
         7.11     Conduct of Business..........................................................................112
         7.12     Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Senior
                  Indebtedness.................................................................................112
         7.13     Fiscal Year..................................................................................113
  Section 8.      EVENTS OF DEFAULT............................................................................113
         8.1      Failure to Make Payments When Due............................................................113
         8.2      Default in Other Agreements..................................................................113

         8.3      Breach of Certain Covenants..................................................................113
         8.4      Breach of Warranty...........................................................................113
         8.5      Other Defaults Under Loan Documents..........................................................114
         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.........................................114
         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc...........................................114
         8.8      Judgments and Attachments....................................................................115
         8.9      Dissolution..................................................................................115
         8.10     Employee Benefit Plans.......................................................................115
         8.11     Change in Control............................................................................115
         8.12     Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations................115
         8.13     Conduct of Business By Intermediate Holdco...................................................116
         8.14     Conduct of Business By Investco..............................................................116
         8.15     Conduct of Business by Holdings..............................................................116
  Section 9.      ADMINISTRATIVE AGENT.........................................................................117
         9.1      Appointment..................................................................................117
         9.2      Powers and Duties; General Immunity..........................................................118
         9.3      Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness....120
         9.4      Right to Indemnity...........................................................................120
         9.5      Successor Administrative Agent and Swing Line Lender.........................................120
         9.6      Collateral Documents and Guaranties..........................................................121
         9.7      Duties of Other Agents.......................................................................122
         9.8      Administrative Agent May File Proofs of Claim................................................122
  Section 10.     MISCELLANEOUS................................................................................123
         10.1     Successors and Assigns; Assignments and Participations in Loans and Letters of Credit........123
         10.2     Expenses.....................................................................................127
         10.3     Indemnity....................................................................................128
         10.4     Set-Off; Security Interest in Deposit Accounts...............................................129
         10.5     Ratable Sharing..............................................................................129
         10.6     Amendments and Waivers.......................................................................130
         10.7     Independence of Covenants....................................................................132
         10.8     Notices; Effectiveness of Signatures.........................................................132
         10.9     Survival of Representations, Warranties and Agreements.......................................132
         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative........................................133
         10.11    Marshalling; Payments Set Aside..............................................................133
         10.12    Severability.................................................................................133
         10.13    Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver....................133
         10.14    Release of Security Interest or Guaranty.....................................................134
         10.15    Applicable Law...............................................................................134
         10.16    Construction of Agreement; Nature of Relationship............................................135
         10.17    Consent to Jurisdiction and Service of Process...............................................135
         10.18    Waiver of Jury Trial.........................................................................136

         10.19    Confidentiality..............................................................................136
         10.20    Counterparts; Effectiveness..................................................................137

  Signature pages                                                                                              S-1

                                    EXHIBITS

         I        FORM OF NOTICE OF BORROWING
         II       FORM OF NOTICE OF CONVERSION/CONTINUATION
         III      FORM OF REQUEST FOR ISSUANCE
         IV       FORM OF TERM NOTE
         V        FORM OF REVOLVING NOTE
         VI       FORM OF SWING LINE NOTE
         VII      FORM OF COMPLIANCE CERTIFICATE
         VIII-A   FORM OF OPINION OF GENERAL COUNSEL FOR LOAN PARTIES
         VIII-B   FORM OF OPINION OF SPECIAL COUNSEL FOR LOAN PARTIES
         IX       FORM OF OPINION OF O'MELVENY & MYERS LLP
         X        FORM OF ASSIGNMENT AGREEMENT
         XI       FORM OF FINANCIAL CONDITION CERTIFICATE
         XII      FORM OF SUBSIDIARY GUARANTY
         XIII     FORM OF SECURITY AGREEMENT
         XIV      FORM OF HOLDINGS GUARANTY
         XV       FORM OF MORTGAGE
         XVI      FORM OF COLLATERAL ACCESS AGREEMENT

                                    SCHEDULES

         1.1      RELATED AGREEMENTS
         2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
         4.1C     CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
         4.1E     FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS
         4.1K     CLOSING DATE ENVIRONMENTAL REPORTS
         4.1M     CLOSING DATE MORTGAGED PROPERTIES
         5.1      SUBSIDIARIES OF COMPANY
         5.5B     REAL PROPERTY
         5.5C     INTELLECTUAL PROPERTY
         5.6      LITIGATION
         5.8      MATERIAL CONTRACTS
         5.13     ENVIRONMENTAL MATTERS
         6.12     SURVEYS
         6.14     POST-CLOSING DELIVERIES
         7.1      CERTAIN EXISTING INDEBTEDNESS
         7.2      CERTAIN EXISTING LIENS
         7.3      CERTAIN EXISTING INVESTMENTS
         7.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS
         7.7      CERTAIN ASSET SALES
         7.9      CERTAIN RELATED TRANSACTIONS
         7.10     CERTAIN SALES AND LEASE-BACKS

                                                                       EXECUTION

                                ETHYL CORPORATION

                                CREDIT AGREEMENT

                This CREDIT AGREEMENT is dated as of April 30, 2003 and entered into by and among ETHYL CORPORATION, a Virginia corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH ("CSFB"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), joint lead arranger and joint book running manager (in such capacity, "Co-Arranger"), UBS WARBURG LLC ("UBSW"), as syndication agent for Lenders (in such capacity, "Syndication Agent"), and joint lead arranger and joint book running manager (in such capacity, "Co-Arranger" and together with the other Co-Arranger, "Co-Arrangers") and SUNTRUST BANK ("SunTrust") and LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), as co-documentation agents for Lenders (in such capacity, "Co-Documentation Agents").

                                 R E C I T A L S

                WHEREAS, on or before the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), Borrower will issue $150,000,000 in aggregate principal amount of Senior Notes;

                WHEREAS, on or before the Closing Date, Borrower will form one or more wholly-owned (directly or indirectly) domestic intermediate holding companies (collectively, "Intermediate Holdco") to own 100% of the Capital Stock of all Material Foreign Subsidiaries that are not Guarantors (other than EPAL);

                WHEREAS, on or before the second anniversary of the Closing Date, Borrower may, subject to the terms and conditions contained herein, consummate the Qualified Holding Company Formation pursuant to which the shareholders of Borrower will become shareholders of Holdings;

                WHEREAS, on or before the second anniversary of the Closing Date, Borrower may, subject to the terms and conditions contained herein, consummate the Qualified Reorganization pursuant to which, among other things, Additives may become a direct Subsidiary of Holdings;

                WHEREAS, Lenders, at the request of Borrower, have agreed to extend certain credit facilities to Borrower, the proceeds of which will be used, together with the proceeds of the issuance and sale of the Senior Notes,
(i) to fund the Refinancing and (ii) to provide financing for working capital and other general corporate purposes of Borrower and its Subsidiaries;

                WHEREAS, Borrower desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of (i) 100% of the Capital Stock of its Domestic Subsidiaries (including, without limitation, Intermediate Holdco), (ii) 65% of the Capital Stock of its first-tier Foreign Subsidiaries that are not Guarantors, and (iii) 100% of the Capital Stock of the Foreign Guarantors;

                WHEREAS, all of the Domestic Subsidiaries of Borrower (including, without limitation, Intermediate Holdco) have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property, including a pledge of (i) 100% of the Capital Stock of their Domestic Subsidiaries and (ii) 65% of the Capital Stock of their directly owned Foreign Subsidiaries;

                WHEREAS, each Foreign Guarantor has agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure its guaranty by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property;

                WHEREAS, each Foreign Subsidiary Payor has agreed to secure its future trade payables to Borrower or Additives, as the case may be, (collectively, the "Foreign Intercompany Payables") by granting to Borrower or Additives, as the case may be, a First Priority Lien on a substantial portion of their real, personal and mixed property; and

                WHEREAS, from and after the Qualified Holding Company Formation Date, if any, Holdings will guarantee the Obligations hereunder and under the other Loan Documents and will secure its guaranty by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of the Capital Stock of its wholly-owned Subsidiaries, including, without limitation, (i) Borrower and
(ii) from and after the Qualified Reorganization Date, if any, Additives:

                NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Administrative Agent, Syndication Agent, Co-Documentation Agents, and Co-Arrangers agree as follows:

Section 1.      DEFINITIONS

        1.1     CERTAIN DEFINED TERMS.

                The following terms used in this Agreement shall have the following meanings:

                "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.9.

                "Additional Mortgages" has the meaning assigned to that term in subsection 6.9.

                "Additives" means Ethyl Petroleum Additives Inc., a Delaware corporation.

                "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotations to first class banks in the London interbank market by Reference Lender for Dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York City time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

                "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                "Agents" means Administrative Agent, Syndication Agent, Co-Documentation Agents and Co-Arrangers.

                "Agreement" means this Credit Agreement dated as of April 30, 2003, as it may be amended, supplemented, restated or otherwise modified from time to time.

                "Approved Fund" means a Fund that is administered or managed by
(i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Borrower or any wholly-owned Domestic Subsidiary of Company of (i) any of the stock of any of Company's Subsidiaries,
(ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less).

                "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                "Base Rate" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

                "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                "Base Rate Margin" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

                "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                "Capital Stock" means the capital stock or other equity interests of a Person.

                "Cash" means money, currency or a credit balance in a Deposit Account.

                "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                "Change in Control" means any of the following: (A)(i) any Person, other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned entirely (directly or indirectly) by them, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of either Credit Agreement Party (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of either Credit Agreement Party entitled to vote in the election of members of the Governing Body of such Credit Agreement Party, other than Securities having such power only by reason of the happening of a contingency; provided that "Change of Control" does not include any of the transactions contemplated by the Qualified Holding Company Formation or the Qualified Reorganization; (ii) the occurrence of a change in the composition of the Governing Body of either Credit Agreement Party such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any "Change of Control" or similar event under the Senior Note Indenture, (B) prior to the Qualified Reorganization Date, the failure at any time of Borrower to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Additives or the failure at any time of Borrower to have the ability to elect all of the Governing Body of Additives,
(C) on and after the Qualified Holding Company Formation Date, "Change in Control" means, in addition to (A) above, the failure at any time of Holdings to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Borrower or the failure at any time of Holdings to have the ability to elect all of the Governing Body of Borrower and (D) on and after the Qualified Reorganization Date (assuming that the Qualified Holding Company Formation has been consummated prior to such date), "Change in Control" means, in addition to (A) and (C) above, the failure at any time of Holdings or Borrower to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Additives or the failure at any time of Holdings or Borrower to have the ability to elect all of the Governing Body of Additives. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                "Class", as applied to Lenders, means each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.

                "Closing Date" means the date on which the initial Loans are made.

                "Closing Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1M.

                "Closing Date Mortgages" has the meaning assigned to that term in subsection 4.1M.

                "Co-Arrangers" has the meaning assigned to that term in the introduction to this Agreement.

                "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory of any Loan Party, substantially in the form of Exhibit XVI annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

                "Collateral Account" has the meaning assigned to that term in the Security Agreement.

                "Collateral Documents" means the Security Agreement, the Holdings Security Agreement, the Foreign Pledge Agreements, the Foreign Collateral Documents, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                "Commitment Fee Percentage" means 0.50% per annum.

                "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A and subsection 3.3.

                "Company" means (A) prior to the Qualified Holding Company Formation Date, Borrower and (B) on or after the Qualified Holding Company Formation Date, Holdings.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto.

                "Confidential Information Memorandum" means the Confidential Information Memorandum dated March 2003, prepared by CSFB relating to the credit facilities evidenced by this Agreement.

                "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs). Notwithstanding anything to the contrary contained above, to the extent Consolidated Cash Interest Expense is to be determined for
(i) the third Fiscal Quarter of Fiscal Year 2002, Consolidated Cash Interest Expense for such period shall be deemed to be $5,100,000 and (ii) the fourth Fiscal Quarter of Fiscal Year 2002, Consolidated Cash Interest Expense for such period shall be deemed to be $4,400,000.

                "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

                "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), and (vii) letter of credit fees paid to Bank of America, N.A. from and after the Closing Date in connection with the letters of credit outstanding as of the Closing Date pursuant to the Existing Credit Agreement in an aggregate amount of approximately $28,600,000, but only, in the case of clauses (ii)-(vii), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP. Notwithstanding anything to the contrary contained above, to the extent Consolidated EBITDA is to be determined for (i) the third Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA for such period shall be deemed to be $32,900,000 and (ii) the fourth Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA for such period shall be deemed to be $18,000,000.

                "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (1) repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments and
(2) for purposes of Fiscal Year 2003, repayments of all Indebtedness of Borrower and its Subsidiaries pursuant to the Refinancing), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

                "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that is considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 on or before the Closing Date.

                "Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Company or any of its wholly-owned Domestic Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement (other than this Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                "Consolidated Senior Secured Debt" means all Consolidated Total Debt that is secured by a Lien on any assets of Company or its Subsidiaries.

                "Consolidated Senior Secured Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Senior Secured Debt as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                "Consolidated Total Debt" means, as at any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (ii) the Letter of Credit Usage.

                "Consolidated Working Capital" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

                "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                "Continuing Members" means, (A) any member of the Governing Body of Borrower who (i) was a member of such Governing Body on the Closing Date or
(ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved, and (B) on or after the Qualified Holding Company Formation Date, "Continuing Members" means in addition to (A) above, any member of the Governing Body of Holdings who (i) was a member of such Governing Body on the Qualified Holding Company Formation Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Qualified Holding Company Formation Date or whose nomination or election was previously so approved.

                "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                "Credit Agreement Party" means (A) Borrower and (B) on and after the Qualified Holding Company Formation Date, "Credit Agreement Party" shall mean Borrower and Holdings.

                "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

                "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                "Deposit Account" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                "Dollars" and the sign "$" mean the lawful money of the United States of America.

                "Domestic Subsidiary" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

                "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates, or as to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates could have any liability.

                "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Loan Party or any of its Subsidiaries or any Facility.

                "EPAL" means Ethyl Petroleum Additives Limited, a corporation organized under the laws of England with registered number 1213092.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                "ERISA Affiliate", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                "Ethyl Europe" means Ethyl Europe SPRL, a corporation organized under the laws of Belgium.

                "Ethyl Korea" means Ethyl Korea, Ltd., a limited liability company organized under the laws of Korea.

                "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                "Eurodollar Rate Margin" means the margin over the Adjusted Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

                "Euros" means the lawful currency of any "Participating Member State(s)" as defined in the European Council Regulation (EC) No. 1103/97 of 17 June 1997.

                "Event of Default" means each of the events set forth in Section 8.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                "Excluded Real Property Assets" means (a) the Real Property Assets of Borrower located in Oregon Hill, Virginia and (b) the Facility owned by Additives located in Natchez, Mississippi.

                "Existing Credit Agreement" means that certain First Amendment and Restatement of Amended and Restated Credit Agreement dated as of April 10, 2001 among Borrower, the Subsidiary Guarantors (as defined therein), the various financial institutions party thereto from time to time, and Bank of America, N.A., as administrative agent for the lenders, as amended, supplemented, restated or otherwise modified prior to the Closing Date.

                "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

                "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A(i), (ii), (iii), (iv) and (v)) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

                "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                "Flood Hazard Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                "Foreign Collateral Documents" means the Foreign Security Agreements, the Mortgages delivered by any Foreign Guarantor securing real property located outside of the United States, and all other instruments or documents delivered by any Foreign Guarantor pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                "Foreign Guaranties" means, collectively, each guaranty to be executed and delivered by each Foreign Guarantor on the Closing Date or from time to time thereafter in accordance with subsection 6.8, as each such Foreign Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                "Foreign Guarantors" means, collectively, Ethyl Europe, Ethyl Brasil Additivos, LTDA, Ethyl Administration GmbH, and Ethyl Services, GmbH and any other Foreign Subsidiary of Company that is not treated as a corporation for United States federal income tax purposes and that is owned by Company, any Domestic Subsidiary or any Foreign Guarantor, and that executes and delivers a Foreign Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                "Foreign Intercompany Collateral" means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Foreign Intercompany Security Agreements as security for the Foreign Intercompany Payables.

                "Foreign Intercompany Security Agreements" means the security agreements to be executed by the Foreign Subsidiary Payors to secure the Foreign Intercompany Payables on the Closing Date, in form and substance satisfactory to Administrative Agent, as they may hereafter be amended, supplemented or modified from time to time.

                "Foreign Intercompany Payables" has the meaning assigned to that term in the eighth recital to this Agreement.

                "Foreign Plan" means any employee benefit plan maintained by Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States of America, any state thereof or any other political subdivision thereof.

                "Foreign Pledge Agreement" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by either Credit Agreement Party, any of its Domestic Subsidiaries or any Foreign Guarantor that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                "Foreign Security Agreements" means the security agreements to be executed by the Foreign Guarantors on the Closing Date or from time to time thereafter in accordance with subsection 6.8, in form and substance satisfactory to Administrative Agent, as they may hereafter be amended, supplemented or modified from time to time.

                "Foreign Subsidiary" means any Subsidiary of Company that is not a Domestic Subsidiary.

                "Foreign Subsidiary Payors" means, collectively, EPAL, Ethyl Canada, Inc. and Ethyl Japan Corporation.

                "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                "Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at Eleven Madison Avenue, New York, New York 10010-3629 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                "Funding Date" means the date of the funding of a Loan.

                "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                "Guaranties" means (A) the Subsidiary Guaranty and any Foreign Guaranty and

(B) on or after the Qualified Holding Company Formation Date, the Subsidiary Guaranty, any Foreign Guaranty and the Holdings Guaranty.

                "Guarantor" means (A) the Subsidiary Guarantors, the Foreign Guarantors and (B) on or after the Qualified Holding Company Formation Date, the Subsidiary Guarantors, the Foreign Guarantors, and Holdings.

                "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                "Holdings" means a Person formed to acquire the Capital Stock of Borrower in connection with the Qualified Holding Company Formation.

                "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on or prior to the Qualified Holding Company Formation Date, substantially in the form of Exhibit XIV annexed hereto, as such Holdings Guaranty may thereafter be amended, supplemented, restated or otherwise modified from time to time.

                "Holdings Security Agreement" means the Holdings Security Agreement executed and delivered by Holdings on or prior to the Qualified Holding Company Formation Date, substantially in the form of Exhibit XIII annexed hereto, as such Holdings Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) Synthetic Lease Obligations, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                "Indemnified Liabilities" has the meaning assigned to that term in subsection 10.3.

                "Indemnitee" has the meaning assigned to that term in subsection 10.3.

                "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                "Interest Rate Determination Date", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

                "Intermediate Holdco" has the meaning assigned to that term in the second recital to this Agreement.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                "Investco" means a Person formed by Company as a Domestic Subsidiary for the purpose of engaging in the business of buying and selling marketable securities and debt instruments.

                "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Domestic Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or
(iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

                "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                "Issuing Lender", with respect to any Letter of Credit, means SunTrust or LaSalle, as applicable, and "Issuing Lenders" means SunTrust and LaSalle collectively.

                "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                "Landlord Consent and Estoppel", with respect to any Leasehold Property, means a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

                "Leasehold Property" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

                "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrower pursuant to subsection 3.1.

                "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrower.

                "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

                "Loan Party" means, each of Company and any of its Subsidiaries executing a Loan Document from time to time, and in each case "Loan Parties" means all such Persons, collectively.

                "Management Company" means an entity formed in connection with the Qualified Reorganization to provide certain managerial services to Company and its Subsidiaries.

                "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of Company and any of its Subsidiaries to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                "Material Foreign Subsidiary" means any Foreign Subsidiary that is a Material Subsidiary.

                "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

                "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

                "Maximum Consolidated Capital Expenditures Amount" has the meaning assigned to that term in subsection 7.8.

                "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XV annexed hereto or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

                "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                "Net Asset Sale Proceeds", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

                "Net Securities Proceeds" means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Company.

                "Non-US Lender" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

                "Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto.

                "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto.

                "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                "Officer" means the president, chief executive officer, a vice president, principal financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                "Officer's Certificate", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                "Operating Lease", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                "Participant" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

                "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

                "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.10, any Foreign Plan.

                  "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien imposed by a Government Authority in connection with any Foreign Plan, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                (ii) statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as
        (1) such reserves or other appropriate
        provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                (iii) deposits made in the ordinary course of business in connection with workers' compensation, employee benefits, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents or the Foreign Intercompany Security Agreements and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or
        (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause
        (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

                (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                (xi) Liens granted pursuant to the Collateral Documents and the Foreign Intercompany Security Agreements; and

                (xii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

                "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                "Pledged Belgium Indebtedness" means the intercompany demand promissory note dated as of the date hereof issued by Ethyl Europe to Borrower, Additives, Ethyl Asia Pacific Company and Interamerica Terminals Corporation to reflect all intercompany loans or advances between such parties, including, without limitation, any such intercompany loans outstanding on the Closing Date, as permitted by subsection 7.1(v), which note shall be pledged to Administrative Agent pursuant to the Security Agreement and shall be subordinated in right of payment to the payment in full of the Obligations and the obligations with respect to the Senior Notes.

                "Pledged Collateral" means, collectively, the shares of stock and debt pledged pursuant to the Security Agreement, the Holdings Security Agreement, any Foreign Pledge Agreement and any Foreign Collateral Document.

                "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                "Pricing Certificate" means an Officer's Certificate of Borrower certifying the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter.

                "Prime Rate" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                "Private Borrowing" means that certain loan in the aggregate principal amount of $18,640,000 plus accrued interest and unpaid interest thereon to Borrower by Bruce Gottwald in February 2002.

                "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and
(iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                "Qualified Holding Company Formation" means one or more related transactions that may be undertaken at the discretion of the Borrower (the structure and terms of which shall be satisfactory to Administrative Agent) in which (i) Holdings will be formed as a new company and (ii) Holdings will acquire all of the issued and outstanding Capital Stock of Borrower in exchange for the Capital Stock of Holdings, whether directly or indirectly through a share exchange or subsidiary merger.

                "Qualified Holding Company Formation Date" means the date of the consummation of the Qualified Holding Company Formation.

                "Qualified Reorganization" means one or both of the following transactions that may be undertaken at the discretion of the Borrower (the structure and terms of any such transaction shall be satisfactory to Administrative Agent): (i) the conveyance or other transfer of certain assets (including stock or other ownership interests of Subsidiaries) of Borrower and its Subsidiaries to Additives and (ii) if the Borrower has undertaken the Qualified Holding Company Formation, the distribution by Borrower of all of the outstanding Capital Stock of Additives to Holdings.

                "Qualified Reorganization Date" means the date of the consummation of the transaction described in subclause (ii) of Qualified Reorganization.

                "Qualified Holding Company Formation Documents" means the documents executed and delivered by any Loan Party in connection with the Qualified Holding Company Formation.

                "Qualified Reorganization Documents" means the documents executed and delivered by any Loan Party in connection with the Qualified Reorganization.

                "Real Property Asset" means, at any time of determination, any interest then owned or leased by any Loan Party in any real property.

                "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                "Reference Lender" means CSFB.

                "Refinancing" means (i) the refinancing of the existing Indebtedness outstanding under the Existing Credit Agreement, (ii) the Transaction Costs, and (iii) the refinancing of the Private Borrowing.

                "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

                "Register" has the meaning assigned to that term in subsection 2.1D.

                "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                "Related Agreement" means, collectively, the Foreign Intercompany Security Agreements and the agreements set forth on Schedule 1.1, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of

Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                "Request for Issuance" means a request substantially in the form of Exhibit III annexed hereto.

                "Requisite Class Lenders" means, at any time of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and (ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

                "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of either Credit Agreement Party, and, on or after the Qualified Reorganization Date, Additives, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of either Credit Agreement Party and, on or after the Qualified Reorganization Date, Additives, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of either Credit Agreement Party and, on or after the Qualified Reorganization Date, Additives, now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes.

                "Revolving Lender" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                "Revolving Loan Commitment" means the commitment of a Revolving Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Revolving Lenders in the aggregate.

                "Revolving Loan Commitment Termination Date" means April 30,
2008.

                "Revolving Loan Exposure", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of

Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

                "Revolving Loans" means the Loans made by Revolving Lenders to Borrower pursuant to subsection 2.1A(ii).

                "Revolving Notes" means any promissory notes of Borrower issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                "Security Agreement" means the Security Agreement executed and delivered on the Closing Date and from time to time thereafter pursuant to subsection 6.8, substantially in the form of Exhibit XIII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                "Senior Note Documents" means the Senior Notes, the Senior Note Indenture, the Senior Note Guaranty and each other document executed in connection with the Senior Notes, as each such document may be amended, supplemented, restated or otherwise modified from time to time thereafter as permitted under subsection 7.12B.

                "Senior Note Guaranty" means any guaranty executed and delivered pursuant to the Senior Note Indenture.

                "Senior Note Indenture" means the Indenture entered into by Borrower and the trustee named therein pursuant to which the Senior Notes are issued in the form approved by the Administrative Agent pursuant to subsection 4.1O and as such Indenture may be amended, supplemented, restated or otherwise modified from time to time thereafter as permitted under subsection 7.12B.

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                "Senior Notes" means Borrower's $150,000,000 in aggregate
principal amount of 8.875% Senior Notes due 2010, issued pursuant to the Senior
Note Indenture, as such Notes may be amended, supplemented, restated or otherwise modified from time to time thereafter as permitted under subsection 7.12B.

                "Senior Secured Credit Facility Rating" means, as of any date of determination, the ratings of S&P and Moody's, respectively, (or from a successor reasonably satisfactory to Administrative Agent) of the Loans in effect as of such date.

                "Solvent", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "SPC" has the meaning assigned to that term in subsection 10.1B(iv).

                "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                "Subsidiary", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "Subsidiary Guarantor" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

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

                "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by certain existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of
Exhibit XII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

                "Swing Line Lender" means CSFB, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to subsection 2.1A(iii).

                "Swing Line Loans" means the Loans made by Swing Line Lender to Borrower pursuant to subsection 2.1A(iii).

                "Swing Line Note" means any promissory note of Borrower issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities (excluding any interest, penalty, addition or other liability arising from the gross negligence or willful misconduct of Administrative Agent or any Lender) with respect thereto; except that, in the case of Administrative Agent or a Lender, there shall be excluded (i) taxes that are imposed on the net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority (or any political subdivision thereof) under the laws of which Administrative Agent or such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of one or more present or former connections between Administrative Agent or such Lender and such jurisdiction (other than any such connection arising solely from Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located or subject to tax.

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

                "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Borrower pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

                "Term Loan Exposure", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment, and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                "Term Loan Lender" means a Lender that has a Term Loan Commitment and/or that has an outstanding Term Loan.

                "Term Loans" means, the Term Loans made by Lenders to Borrower pursuant to subsection 2.1A(i).

                "Term Notes" means any promissory notes of Borrower issued pursuant to subsection 2.1E to evidence the Term Loans of any Term Loan Lenders, substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented, restated or otherwise modified from time to time.

                "Title Company" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

                "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                "Transaction Costs" means the fees, costs and expenses payable by Borrower on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

                "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                "U.K. Facility" means the Facility owned (or otherwise occupied) by EPAL at London Road, Bracknell, Berkshire RG12 2UW, UK (which property, together with the buildings erected on it, is held by EPAL as a freehold on the Closing Date registered with absolute title at HM Land Registry under title number: BK289187).

        1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance

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

with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

        1.3     OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

        2.1     COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iii).

                (i) Term Loans. Each Lender that has a Term Loan Commitment severally agrees to lend to Borrower on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan

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

        Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $115,000,000; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on April 30, 2003 if the Term Loans are not made on or before that date. Borrower may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on
        Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $50,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on April 30, 2003 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

        Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                (iii)   Swing Line Loans.

                        (a) General Provisions. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Borrower in an aggregate amount not exceeding the amount of the

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

                                Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Borrower, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on April 30, 2003 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                        (b) Swing Line Loan Prepayment with Proceeds of Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Borrower pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Borrower hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than

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

                                Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge any accounts Administrative Agent and/or Swing Line Lender may have in Borrower's name (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                        (c)     Swing Line Loan Assignments. If for any reason
                                (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment in of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without

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

                                prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into a separate Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to Administrative Agent such payment in its entirety and Administrative Agent shall distribute to each other Revolving Lender (including Swing Line Lender) its Pro Rata Share of such payment.

                        (d) Revolving Lenders' Obligations. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iii)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including
                                (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such

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

                                Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $3,000,000 and multiples of $1,000,000 in excess of that amount. Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Whenever Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Swing Line Lender, with a copy to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrower shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

                Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

                Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable, and Borrower shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

                C. Disbursement of Funds. All Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it and with respect to any Swing Line Loans, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date in same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders. In the case of Swing Line Loans, upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, Swing Line Lender shall make the amount of its Swing Line Loan available to Borrower not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in same day funds in Dollars and pursuant to the instructions in the Notice of Borrowing for such Swing Line Loan.

                Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

                D. The Register. Administrative Agent, acting for these purposes solely as an agent of Borrower (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrower and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term Loan, Revolving Loans and Swing Line Loans of each Lender from time to time (the "Register"). Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records (and make available for inspection by Administrative Agent upon reasonable prior notice) the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrower, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                E. Optional Notes. If so requested by any Lender by written notice to Borrower at least two Business Days prior to the Closing Date or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV, Exhibit V, or Exhibit VI annexed hereto, respectively, with appropriate insertions.

        2.2     INTEREST ON THE LOANS.

                A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

                        (a) if a Base Rate Loan, then at the sum of the Base Rate plus 3.5% per annum; or

                        (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 4.5% per annum.

                (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                        (a) if a Base Rate Loan, then at the sum of the Base Rate plus the applicable Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                        (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

                        Consolidated     Eurodollar Rate   Base
                        Leverage Ratio   Margin            Rate Margin
----------------------------------------------------------------------
Greater than            3.5:1.00         4.25%             3.25%
or equal to
----------------------------------------------------------------------
Greater than            3.0:1.00         4.00%             3.00%
or equal to             3.5:1.00
but less than
----------------------------------------------------------------------
Greater than            2.5:1.00         3.75%             2.75%
or equal to             3.0:1.00
but less than
----------------------------------------------------------------------

Greater than            2.0:1.00         3.50%             2.50%
or equal to             2.5:1.00
but less than
----------------------------------------------------------------------
Less than               2.0:1.00         3.25%             2.25%
----------------------------------------------------------------------

provided that, until the delivery of the Pricing Certificate for the Fiscal Quarter ending September 30, 2003, the applicable margin for the Revolving Loans that are Eurodollar Rate Loans shall be 4.00% per annum and for Revolving Loans that are Base Rate Loans shall be 3.00% per annum.

        (iii) Upon delivery of the Pricing Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin for Revolving Loan Commitments and the Eurodollar Rate Margin for Revolving Loan Commitments shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

        (iv) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus the Commitment Fee Percentage.

                B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period; provided that:

                (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond April 30, 2009 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

                (vii) there shall be no more than 5 Interest Periods outstanding at any time; and

                (viii) in the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

                C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $3,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                Borrower shall deliver a duly executed Notice of Conversion/Continuation to

Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each Lender of the Loan subject to the Notice of Conversion/Continuation.

                E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                G. Maximum Rate. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

        2.3     FEES.

                A. Commitment Fees. Borrower agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by 0.50% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

                B. Other Fees. Borrower agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Borrower and Administrative Agent.

        2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER THE GUARANTIES.

                A.      Scheduled Payments of Term Loans.

                (i) Scheduled Payments of Term Loans. Borrower shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

                       DATE                       SCHEDULED REPAYMENT
                       ----                       -------------------

                June 30, 2003                          $    2,156,250

                September 30, 2003                     $    2,156,250

                December 31, 2003                      $    2,156,250

                March 31, 2004                         $    2,156,250

                June 30, 2004                          $    3,593,750

                September 30, 2004                     $    3,593,750

                December 31, 2004                      $    3,593,750

                March 31, 2005                         $    3,593,750

                June 30, 2005                          $    3,593,750

                       DATE                       SCHEDULED REPAYMENT
                       ----                       -------------------
                September 30, 2005                     $    3,593,750

                December 31, 2005                      $    3,593,750

                March 31, 2006                         $    3,593,750

                June 30, 2006                          $    4,312,500

                September 30, 2006                     $    4,312,500

                December 31, 2006                      $    4,312,500

                March 31, 2007                         $    4,312,500

                June 30, 2007                          $    5,750,000

                September 30, 2007                     $    5,750,000

                December 31, 2007                      $    5,750,000

                March 31, 2008                         $    5,750,000

                June 30, 2008                          $    9,343,750

                September 30, 2008                     $    9,343,750

                December 31, 2008                      $    9,343,750

                April 30, 2009:                        $    9,343,750

                Total:                                 $  115,000,000

; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than April 30, 2009, and the final installment payable by Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Term Loans.

                B.      Prepayments and Reductions in Revolving Loan
                        Commitments.

                (i) Voluntary Prepayments. Borrower may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent who shall promptly notify each Lender for the Loans to be prepaid), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of (a) for Base Rate Loan, $3,000,000 and multiples of $1,000,000 in excess of that amount and (b) for Eurodollar Rate Loans, $5,000,000 and multiples of $1,000,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid shall be irrevocable and the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                (ii) Voluntary Reductions of Revolving Loan Commitments. Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent who shall promptly notify each Revolving Lender of such notice, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and multiples of $5,000,000 in excess of that amount. Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                        (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrower shall either (1) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or
                (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the date of determination do not exceed $2,500,000, deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Borrower or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 180 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Borrower shall, no later than 180 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                        (b)     Prepayments and Reductions from Net
                Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                        (c) Prepayments and Reductions Due to Issuance of Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or any of its Subsidiaries (other than Net Securities Proceeds in an aggregate amount not to exceed $5,000,000 in any Fiscal Year) or from any capital contribution to Company by any holder of Capital Stock thereof after the Closing Date, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                        (d) Prepayments and Reductions Due to Issuance of Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1 (except for Indebtedness permitted by subsection 7.1(vii)(y)), Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                        (e) Prepayments and Reductions from Consolidated Excess Cash Flow. (1) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow, if the Consolidated Leverage Ratio at the last day of such Fiscal Year is 2.00:1:00 or less.
                (2) Notwithstanding the foregoing, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing either on the last day of such Fiscal Year or on the date such payment would be made and Consolidated Excess Cash Flow for such Fiscal Year (commencing with Fiscal Year 2003) equals or exceeds $30,000,000, Borrower may retain up to $5,000,000 of such Consolidated Excess Cash Flow (such retained amount, the "Retained Excess Cash Flow") to make acquisitions permitted under subsection 7.3(vi) and to enter into marketing, joint venture or manufacturing arrangements; provided, that, any such Retained Excess Cash Flow not used as permitted above by Borrower by the end of the Fiscal Year immediately following the date of determination, must be applied in accordance with subsection 2.4B(iii)(e)(1).

                        (f) Prepayments and Reductions from Payment of the Pledged Belgium Indebtedness. No later than the first Business Day following the date of receipt by Borrower of any payment under the Pledged Belgium Indebtedness, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such payment.

                        (g) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f), Borrower shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, Consolidated Excess Cash Flow or pursuant to payments made under the Pledged Belgium Indebtedness, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an

                Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                        (h) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments. Borrower shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                (iv) Application of Prepayments and Reductions of Revolving Loan Commitments.

                        (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrower in the applicable notice of prepayment; provided that in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsections 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Term Loans, as set forth in subsection 2.4A(i).

                        (b) Application of Mandatory Prepayments by Type of Loans. Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of such amount, to repay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment and fourth, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. Any mandatory reduction of Revolving Commitments pursuant to this subsection 2.4B shall be in proportion to each Revolving Lender's Pro Rata Share.

                        (c) Application of Mandatory Prepayments of Term Loans to Scheduled Installments of Principal Thereof/Waiver of Term Loan Payments. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii), subject to the last sentence of subsection 2.4B(iv)(c), shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to

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

                each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment. Notwithstanding the foregoing, in the case of any mandatory prepayment of the Term Loans pursuant to subsection 2.4B(iii), the Lenders of the Term Loans may waive the right to receive the amount of such mandatory prepayment of the Term Loans. If any Lender or Lenders waive the right to receive the amount of such mandatory prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Lender or Lenders shall be retained by Borrower.

                        (d) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof (a) in respect of Revolving Loans, shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans and (b) in respect of Term Loans, shall be applied on a pro rata basis among all outstanding Loans, in each case in a manner that minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

                C.      General Provisions Regarding Payments.

                (i) Manner and Time of Payment. All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Borrower hereby authorizes Administrative Agent to charge any accounts Administrative Agent may have in Borrower's name in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on the Interest Payment Date with respect to such
        Loan) shall be applied to the payment of interest before application to principal.

                (iii) Apportionment of Payments. Aggregate principal and interest payments (a) in respect of Revolving Loans, shall be apportioned among all outstanding Loans to which such payments relate, proportionately to Lenders' respective Pro Rata Shares and (b) in respect of Term Loans, shall be apportioned among all outstanding Loans to which such payments relate, proportionately to Lenders' respective Pro Rata Shares after giving effect to any waiver of any Lender pursuant to subsection 2.1B(iv)(c). Administrative Agent shall promptly distribute to each Lender its Pro Rata Share of all such payments

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

        received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection
        2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the preceding Business Day.

                (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                D. Application of Proceeds of Collateral and Payments after Event of Default.

                Upon termination of the Revolving Loan Commitments or upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders (a) all payments received on account of the Obligations, whether from Borrower, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document shall be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

                (ii) thereafter, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

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

                (iii) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        2.5     USE OF PROCEEDS.

                A. Term Loans. The proceeds of the Term Loans shall be applied by Borrower (i) to refinance a portion of the existing Indebtedness outstanding under the Existing Credit Agreement and (ii) to pay Transaction Costs.

                B. Revolving Loans; Swing Line Loans. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Borrower for working capital and other general corporate purposes of Company and its Subsidiaries, which may include the making of intercompany loans to any of Borrower's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.

                C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

        2.6     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances

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

giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

                C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or

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

re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

                G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrower.

        2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

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

                (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                (iii) imposes any other condition (other than with respect to Taxes, determined without regard to the exclusions contained in the definition of Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

                B.      Taxes.

                (i) Payments to Be Free and Clear. Except as otherwise provided herein, all sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                (ii) Grossing-up of Payments. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                        (a) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

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

                        (b) Borrower shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may
                be) on behalf of and in the name of Administrative Agent or such Lender;

                        (c) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                        (d) within 30 days after the later of paying any sum from which it is required by law to make any deduction or withholding and the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to Administrative Agent or any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to or for the benefit of such Lender.

                (iii)   Evidence of Exemption from U.S. Withholding Tax.

                        (a) Each Lender shall deliver to Administrative Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-9, W-8BEN or W-8ECI (or any successor forms), as the case may be, properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under
                Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", two original copies of a form W-8BEN (or any successor forms), as the case may be, properly completed and duly executed by such Lender, and, a certificate of such Lender certifying that such Lender is not
                (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of either Credit Agreement Party or (iii) a controlled foreign corporation related to either Credit

                Agreement Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code), in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to United States withholding tax with respect to any payments to such Lender of (x) with respect to Non-US Lenders that are "banks" for purposes of Section 881(c) of the Internal Revenue Code and to US Lenders, any amounts, and (y) with respect to Non-US Lenders that are not "banks" for purposes of Section 881(c) of the Internal Revenue Code, interest payable under any of the Loan Documents.

                        (b) Each Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-9 or W-8IMY (or any successor forms), as the case may be, properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses or is required to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                        (c) Each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative

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

                Agent and Borrower in writing of its inability to deliver any such forms, certificates or other evidence.

                        (d) Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change subsequent to the date such Lender became a Lender, in any applicable law treaty or governmental rule, regulation or order or in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                        (e) In the event that Administrative Agent or any Lender obtains any refund of Taxes in respect of which an additional payment amount described in subsection 2.7B(ii)(c) was paid, Administrative Agent or such Lender thereupon shall repay to Borrower an amount with respect to such refund equal to any net reduction in Taxes actually obtained by Administrative Agent or such Lender as is attributable to such refund; provided, however, that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus interest thereon at the rate imposed by the applicable taxing authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such taxing authority. Nothing in this paragraph shall require Administrative Agent or any Lender to make available to Borrower any tax returns or other information Administrative Agent or such Lender deems to be confidential or proprietary.

                C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the

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policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in subsection 2.8A, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

        2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

                A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                B. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

        2.9     REPLACEMENT OF A LENDER.

                If Borrower receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements

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acceptable to such Issuing Lender (such as a "back-to-back" letter of credit)
are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrower pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Borrower may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Borrower also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

Section 3.      LETTERS OF CREDIT

        3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

                A. Letters of Credit. In addition to Borrower requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $35,000,000;

                (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and

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        (b) the date which is one year from the date of issuance of such Standby
        Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                (iv) any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
        Code);

                (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                (vi) any Letter of Credit denominated in a currency other than Dollars.

                B.      Mechanics of Issuance.

                (i) Request for Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to the applicable Issuing Lender a Request for Issuance no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by such Issuing Lender in any particular instance, in advance of the proposed date of issuance. Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Borrower may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of such Issuing Lender) on such business day.

                Borrower shall notify the applicable Issuing Lender and Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the

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        issuance of any Letter of Credit, Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Request for Issuance.

                (ii) Determination of Issuing Lender. Borrower may request either Issuing Lender to issue a Letter of Credit by delivering to such Issuing Lender (with a copy to Administrative Agent) a Request for Issuance. Issuing Lenders shall be obligated to issue any Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Issuing Lender, when aggregated with Issuing Lender's outstanding Revolving Loans and Swing Line Loans, may exceed Issuing Lender's Revolving Loan Commitment then in effect.

                (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                (iv) Notification to Revolving Lenders. Upon the issuance of or amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Borrower of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice, Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such Standby Letter of Credit or amendment. In the case of Commercial Letters of Credit, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week. Administrative Agent shall notify each Revolving Lender in writing of the contents thereof.

                C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

        3.2     LETTER OF CREDIT FEES.

                Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to (the greater of (x) $500 and (y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for

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        the account of Revolving Lenders, equal to the applicable Eurodollar
        Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and on and to the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed;

                (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $1,000 and (y) 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and on and to the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

                (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                (iv) For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

        3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
                CREDIT.

                A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in strict compliance with the terms and conditions of such Letter of Credit.

                B. Reimbursement by Borrower of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Issuing Lender on the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to

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the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

                C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

                (i) Payment by Revolving Lenders. In the event that Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent who will notify each other Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to Administrative Agent for the benefit of such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first business day after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to Administrative Agent for the benefit of such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such

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        Issuing Lender in respect of which payment was made by such Revolving
        Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                (ii) Distribution to Lenders of Reimbursements Received From Borrower. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender.

                D.      Interest on Amounts Paid Under Letters of Credit.

                (i) Payment of Interest by Borrower. Borrower agrees to pay to each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by such

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        Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrower. Administrative Agent shall distribute any such amounts to a Revolving Lender.

        3.4     OBLIGATIONS ABSOLUTE.

                The obligation of Borrower to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.1C and 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not strictly comply with the terms of such Letter of Credit;

                (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing

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Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

        3.5     NATURE OF ISSUING LENDERS' DUTIES.

                As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

                Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Section 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT

                The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

        4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE LOANS.

                The obligations of Lenders to make the Term Loans are, in addition to the

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conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                A. Loan Party Documents. On or before the Closing Date, Borrower shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

                (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State (or foreign equivalent) of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                (iv) Executed originals of the Loan Documents to which such Person is a party; and

                (v) Such other documents as Administrative Agent may reasonably request.

                B. Fees. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                C.      Corporate and Capital Structure; Ownership.

                (i) Corporate Structure. The corporate organizational structure of the Company and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

                (ii) Capital Structure and Ownership. The capital structure and ownership of Company and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

                D. Representations and Warranties; Performance of Agreements. Borrower shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and

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warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that each of the Loan Parties shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, with respect to such representation and warranty, covenant or condition the applicable materiality qualifier set forth above shall be disregarded for purposes of this condition.

                E. Financial Statements; Pro Forma Financial Statements. On or before the Closing Date, Lenders shall have received from Borrower (i) audited and unaudited financial statements of Borrower and its Subsidiaries as set forth in Schedule 4.1E and (ii) pro forma financial statements, giving effect to the Refinancing and the other transactions contemplated herein to occur on or before the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Co-Arrangers.

                F. Opinions of Counsel to Loan Parties. Lenders shall have received originally executed copies of one or more favorable written opinions of
(i) Steven M. Edmonds, general counsel for Loan Parties and (ii) Hunton & Williams, special counsel for Loan Parties, in each case in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII-A and Exhibit VIII-B, respectively, annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrower to such counsel to deliver such opinions to Lenders).

                G. Opinion of Administrative Agent's Counsel. Lenders shall have received originally executed copies of a favorable written opinion of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto.

                H. Solvency Assurances. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Company dated the Closing Date, substantially in the form of Exhibit XI annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Borrower and the Guarantors on a consolidated basis will be Solvent.

                I. Evidence of Insurance. Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

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                J.      Necessary Governmental Authorizations and Consents;
Expiration of Waiting Periods, Etc. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

                K. Environmental Reports. On or prior to the Closing Date, Borrower shall, or shall cause each applicable Loan Party to, deliver to Administrative Agent (i) complete copies of Phase I, Phase II, and letter reports and any other material documents and information, which are in the possession or control of Borrower or any of its Subsidiaries, regarding environmental matters relating to Borrower and its Subsidiaries and the Facilities and (ii) a complete and executed copy of the "transaction screen questionnaire" found in Sections 6 though 11 of the Standard Practice for Environmental Site Assessments: Transaction Screen Process (ASTM designation E 1528 - 00) for each of the Facilities listed on Schedule 4.1K annexed hereto.

                L. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1M, Administrative Agent shall have received evidence satisfactory to it that Borrower and the other Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement, any Foreign Pledge Agreement and any Foreign Collateral Document, and (b) all promissory notes, including, without limitation, the Pledged Belgium Indebtedness, or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

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                (ii)    Lien Searches and UCC Termination Statements. Delivery
        to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed (if required) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party (if required) with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                (v) Foreign Pledge Agreements. Execution and delivery to Administrative Agent of Foreign Pledge Agreements with respect to 65% of the Capital Stock owned by Borrower or any Loan Party of all Foreign Subsidiaries that are not Foreign Guarantors and with respect to 100% of the Capital Stock owned by Borrower or any Loan Party of all Foreign Guarantors with respect to which Administrative Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Administrative Agent on behalf of Lenders in such Capital Stock, and the taking of all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens;

                (vi) Foreign Collateral Documents and Foreign Guaranties. Execution and delivery to Administrative Agent of the Foreign Collateral Documents and the Foreign Guaranties and all related documentation, all in form, substance and scope satisfactory to Administrative Agent; and

                (vii) Foreign Intercompany Security Agreements. Execution and delivery to Administrative Agent of (A) the Foreign Intercompany Security Agreements and (B) one or more favorable opinions of (i) Osler, Hoskin, special Canadian counsel for Loan Parties, Hunton & Williams, special U.K. counsel for Loan Parties, and Blakemore & Mitsuki, special Japanese counsel for Loan Parties, all in form, substance and scope satisfactory to Administrative Agent; and

                (viii) Opinions of Local Counsel. Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative

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        Agent) under the laws of the jurisdiction of organization of any Loan
        Party with respect to the creation and perfection of the security interests in favor of Administrative Agent in personal or mixed property Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

                M. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Administrative Agent shall have received from Borrower and each applicable Subsidiary Guarantor:

                (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Part A of Schedule 4.1M annexed hereto (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");

                (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                (iii) Collateral Access Agreements. In the case of each Real Property Asset of any Loan Party listed in Part B of Schedule 4.1M annexed hereto, to the extent obtainable through the commercially reasonably efforts of such Loan Party, a Collateral Access Agreement with respect thereto and in the event that any landlord party to a Collateral Access Agreement requests an estoppel certificate regarding such Leasehold Property, Borrower or the applicable Subsidiary Guarantor will include a description of such Collateral Access Agreement in such estoppel certificate;

                (iv) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1M annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception (which such exception shall be removed upon Borrower's delivery of the surveys pursuant to subsection 6.12C) which Closing Date Mortgage Policies (1) shall include such endorsements as are commercially available in the applicable jurisdiction pertaining to matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such

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        reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                (v) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies;

                (vi) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower and its Subsidiaries have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                (vii) Environmental Indemnity. If requested by Administrative Agent, an environmental indemnity agreement, satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

                N. Matters Relating to Existing Indebtedness of Company and its Subsidiaries.

                (i) Termination of Existing Credit Agreement and Related Liens; Existing Letters of Credit. On the Closing Date, Borrower and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness shall not exceed $235,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect

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        to the cancellation of any letters of credit outstanding thereunder, the inclusion of any such letters of credit in the Revolving Loan
        Commitments hereunder, or the issuance of Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto.

                (ii) Termination of Private Borrowing and Related Liens. On the Closing Date, Borrower and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding in respect of the Private Borrowing (the aggregate principal amount of which Indebtedness shall not exceed $18,640,000, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents and instruments necessary to release all obligations of Company and its Subsidiaries thereunder, and (d) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder.

                (iii) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1N, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents, the Senior Notes and other Indebtedness permitted under subsection 7.1(vi) hereof) shall consist of Indebtedness in an aggregate amount not to exceed $5,700,000 in respect of Capital Leases described in Part II of Schedule 7.1 annexed hereto.

                O. Issuance of Senior Notes. On or before the Closing Date, Borrower shall have issued and sold the Senior Notes in an aggregate principal amount of $150,000,000 and Borrower shall have delivered to Administrative Agent complete, correct and conformed copies of the Senior Note Documents, all in form and substance reasonably satisfactory to Administrative Agent, together with an Officer's Certificate of Borrower certifying to the foregoing. Borrower shall deliver an Officer's Certificate stating that such documents are complete, correct and conformed and that Borrower has received not less than $150,000,000 in proceeds for the Senior Notes. In addition, all opinions by counsel to Borrower or any of its Subsidiaries (and, if requested by Administrative Agent, any certificates and letters) delivered in connection with the Senior Note Documents shall be addressed to Administrative Agent and Lenders or accompanied by a written authorization from each Person delivering such an opinion stating that Administrative Agent and Lenders may rely on such opinion as though it were addressed to them. The issuance of Senior Notes shall be deemed to be a representation and warranty by Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including without limitation, Sections 5 and 8.

                P. Formation of Intermediate Holdco. On or before the Closing Date, Borrower shall have formed Intermediate Holdco to own 100% of the Capital Stock of all Foreign Material Subsidiaries that are not Guarantors (other than EPAL) and the Organizational Documents therefor shall be in form in substance satisfactory to Administrative Agent.

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                Q.      Senior Secured Credit Facility Rating. On the Closing
Date, the Senior Secured Credit Facility Rating shall be B+ and Ba3 or better.

                R. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        4.2     CONDITIONS TO ALL LOANS.

                The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

                B.      As of that Funding Date:

                (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition;

                (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

                (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.

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        4.3     CONDITIONS TO LETTERS OF CREDIT.

                The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.      CREDIT AGREEMENT PARTIES' REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, each Credit Agreement Party represents and warrants to each Lender:

        5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                A. Organization and Powers. Each of Company and its Subsidiaries is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each of Company and its Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                B. Qualification and Good Standing. Each of Company and its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in

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jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

                C. Conduct of Business. Each of Company and its Subsidiaries is engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

                D. Subsidiaries. All of the Subsidiaries of each Credit Agreement Party and their jurisdictions of organization are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The Capital Stock of each of the Subsidiaries of each Credit Agreement Party identified in Schedule
5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of each Credit Agreement Party and each of its Subsidiaries in each of the Subsidiaries identified therein.

        5.2     AUTHORIZATION OF BORROWING, ETC.

                A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Credit Agreement Party or any of its Subsidiaries, the Organizational Documents of any Credit Agreement Party or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on any Credit Agreement Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Agreement Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Agreement Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Agreement Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization.

                D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization,

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moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                E. Valid Issuance of Senior Notes. Borrower has the corporate power and authority to issue the Senior Notes. The Senior Notes, when issued and paid for, will be legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The Senior Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

        5.3     FINANCIAL CONDITION.

                Borrower has heretofore delivered to Lenders, at Lenders' request, the financial statements and information set forth in Schedule 4.1E. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

        5.4     NO MATERIAL ADVERSE EFFECT; NO RESTRICTED JUNIOR PAYMENTS.

                Since December 31, 2002, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

        5.5     TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                PROPERTY.

                A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under

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subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                B. Real Property. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord, tenant or subtenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and neither Credit Agreement Party has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                C. Intellectual Property. As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does either Credit Agreement Party know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Company or any of its Subsidiaries on the Closing Date are described on Schedule 5.5C annexed hereto.

        5.6     LITIGATION; ADVERSE FACTS.

                Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of an Officer of either Credit Agreement Party, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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        5.7     PAYMENT OF TAXES.

                Except to the extent permitted by subsection 6.3 (as if the proviso in subsection 6.3 was contained in this subsection 5.7), (i) all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed (taking into account all valid extensions of time for filing), and (ii) all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been timely paid. Neither Credit Agreement Party knows of any proposed tax assessment against Company or any of its Subsidiaries that is not being contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

        5.8     PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

                A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

                B. Part A of Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on Part A of Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

        5.9     GOVERNMENTAL REGULATION.

                Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

        5.10    SECURITIES ACTIVITIES.

                A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (whether of either Credit Agreement Party only or of such Credit Agreement Party and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument,

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between either Credit Agreement Party and any Lender or any Affiliate of any
Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

        5.11    EMPLOYEE BENEFIT PLANS.

                A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a determination from the Internal Revenue Service that such plan is so qualified as to its form, and to the Company's knowledge, each such Employee Benefit Plan has not been operated in any way that would result in such Employee Benefit Plan no longer being qualified.

                B. During the five-year period prior to the date on which this representation has been made or deemed made, no ERISA Event has occurred that has resulted in or could reasonably be expected to result in, a Material Adverse Effect.

                C. The expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of the Company and its ERISA Affiliates is not and could not reasonably be expected to result in a Material Adverse Effect.

                D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) could not reasonably be expected to result in a Material Adverse Effect.

                E. Company, its Subsidiaries and their respective ERISA Affiliates have not incurred withdrawal liabilities under Section 4201 or 4204 of ERISA in respect to Multiemployer Plans that, individually or in the aggregate would result in a Material Adverse Effect.

                F. As of the date hereof, Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan, except where such failure to make full payment has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

        5.12    CERTAIN FEES.

                No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrower, and on and after the

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Qualified Holding Company Formation Date, each of Borrower and Holdings, jointly and severally, hereby indemnifies Lenders against, and agrees that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

        5.13    ENVIRONMENTAL PROTECTION.

                Except  as set forth in Schedule 5.13 annexed hereto:

                (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or
        (c) any Hazardous Materials Activity;

                (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                (iii) there are and, to each Credit Agreement Party's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries;

                (iv) Commencing at least 5 years prior to the Closing Date, Company has maintained an environmental management system for its and each of Subsidiaries' operations that demonstrates a commitment to environmental compliance and includes procedures for (a) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (b) training employees to comply with applicable environmental requirements and updating such training as necessary, (c) performing regular internal compliance audits of each Facility and ensuring to establish methods of correction of any incidents of non-compliance detected by means of such audits, and (d) reviewing the compliance status of off-site hazardous waste disposal facilities;

                (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

        5.14    EMPLOYEE MATTERS.

                There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

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        5.15    SOLVENCY.

                Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

        5.16    MATTERS RELATING TO COLLATERAL.

                A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1L, 4.1M, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                B. Foreign Intercompany Collateral. The execution and delivery of the Foreign Intercompany Security Agreements will be effective to create in favor of Borrower or Additives, as the case may be, a legal, valid and enforceable First Priority Lien on each Foreign Subsidiary Payor's right, title and interest in and to the Foreign Intercompany Collateral. Each Foreign Subsidiary Payor has good and marketable title to all the Foreign Intercompany Collateral, free and clear of all Liens, other than Liens permitted hereunder. Pursuant to the Foreign Intercompany Security Agreements, all right, title, and interest of each Foreign Subsidiary Payor in and to the Foreign Intercompany Collateral will be pledged to Borrower or Additives, as the case may be. The Foreign Intercompany Security Agreements are effective to create in favor of Borrower or Additives, as the case may be, a legal, valid and enforceable First Priority Lien on the Foreign Intercompany Collateral.

                C. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

                D. Absence of Third-Party Filings. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC

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financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

                E. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                F. Information Regarding Collateral. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (other than search results of all effective UCC financing statements and fixture filings and search results in connection with the IP Collateral, in each case, supplied by a third party), in each case taken as a whole with respect to any particular Collateral, is accurate and complete in all material respects.

        5.17    DISCLOSURE.

                No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Credit Agreement Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 6.      CREDIT AGREEMENT PARTIES' AFFIRMATIVE COVENANTS

                Each Credit Agreement Party covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each Credit Agreement Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

        6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                Each Credit Agreement Party will maintain, and cause each of its Subsidiaries to

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maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent for distribution to Lenders:

                (i) Events of Default, etc.: promptly upon any officer of either Credit Agreement Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to either Credit Agreement Party or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in t he aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company or such other Loan Party has taken, is taking and proposes to take with respect thereto;

                (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated balance sheets (including detail of shareholders' equity) of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets (including details of shareholders' equity) of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such

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

        consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iv) Pricing and Compliance Certificates: together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower or any other Loan Party has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
        Section 7; in addition, on or before the 45th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

                (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

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

                (vi) Accountants' Certification: together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to either Credit Agreement Party by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by either Credit Agreement Party to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by either Credit Agreement Party or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                (ix) Litigation or Other Proceedings: (a) promptly upon any Officer of either Credit Agreement Party obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Borrower to Lenders or (2) any material development in any Proceeding that, in any case:

                        (x) if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                        (y) seeks to enjoin or otherwise prevent the consummation of, or to

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                        recover any damages or obtain relief as a result of, the
                        transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to either Credit Agreement Party to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries that is equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                (x) ERISA Events: promptly upon either Credit Agreement Party or any of its Subsidiaries becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                (xii) Financial Plans: as soon as practicable and in any event no later than the first day of each Fiscal Year, a consolidated (and, on or after the Qualified Reorganization Date, upon Administrative Agent's request and to the extent reasonably available, consolidating) plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated (and, if applicable, consolidating) balance sheets and forecasted consolidated (and, if applicable, consolidating) statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year and, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated (and, if applicable, consolidating) statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

                (xiii) Insurance: as soon as practicable after any material adverse change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

                (xiv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which

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        such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

                (xv) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries set forth in Part B of Schedule 5.8 annexed hereto is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                (xvi) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

        6.2     EXISTENCE, ETC.

                Except as permitted under subsection 7.7, each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to either Credit Agreement Party, such Subsidiary or Lenders.

        6.3     PAYMENT OF TAXES AND CLAIMS; TAX.

                A. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon (excluding any penalties for an immaterial underpayment of estimated taxes), and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings timely instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

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                B.      Each Credit Agreement Party will not, nor will it permit
any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than a Credit Agreement Party or any Subsidiary of a Credit Agreement Party).

        6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                A. Maintenance of Properties. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all material properties used or useful in its business and the business of its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                B. Insurance. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Each Credit Agreement Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

                C.      Application of Net Insurance/Condemnation Proceeds.

                (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower or such other Subsidiary of Company may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have

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        occurred and be continuing, Borrower shall apply an amount equal to such
        Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B;

                (ii) Net Insurance/Condemnation Proceeds Received by Credit Agreement Parties. Upon receipt by either Credit Agreement Party or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, each Credit Agreement Party shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

                (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $2,000,000, or if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if Company or its Subsidiaries had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and
        (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $1,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and each Credit Agreement Party shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $1,000,000, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement and, so long as each Credit Agreement Party or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Borrower or such Subsidiary of Company from the

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        Collateral Account, to the extent of any such Net Insurance/Condemnation
        Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however that if at any time Administrative Agent reasonably determines (A) that Company or any Subsidiary of Company is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Company or any Subsidiary of Company for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

        6.5     INSPECTION RIGHTS; LENDER MEETING.

                A. Inspection Rights. Each Credit Agreement Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

                B. Lender Meeting. Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

        6.6     COMPLIANCE WITH LAWS, ETC.

                Each Credit Agreement Party shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

        6.7     ENVIRONMENTAL MATTERS.

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                A.      Environmental Disclosure. Borrower will deliver to
Administrative Agent and Lenders:

                (i) Environmental Audits and Reports. As soon as practicable following receipt thereof by any Loan Party, copies of all environmental investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company, any Subsidiary of Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

                (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by either Credit Agreement Party or any of their respective Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

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                B.      Company's Actions Regarding Hazardous Materials
Activities, Environmental Claims and Violations of Environmental Laws.

                (i) Remedial Actions Relating to Hazardous Materials Activities. Each Credit Agreement Party shall, and shall cause its Subsidiaries to, in compliance with all applicable Environmental Laws, promptly undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that is reasonably expected to present a material risk of giving rise to an Environmental Claim.

                (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Each Credit Agreement Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

        6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Borrower will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents; provided that, Investco shall not be required to execute a counterpart of the Subsidiary Guaranty or the Security Agreement under this subsection 6.8A. In addition, as provided in the Security Agreement, each Credit Agreement Party shall, or shall cause the Subsidiary that owns the Capital Stock of such Person (including without limitation Investco), to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

                B. Foreign Subsidiaries. In the event that any Person becomes a Foreign Subsidiary of Company (but only to the extent such Foreign Subsidiary is held directly by Company, a Domestic Subsidiary of Company, or a Foreign Subsidiary that is not treated as a corporation for United States federal income tax purposes) after the date hereof, Borrower will promptly notify Administrative Agent of that fact and (i) in the event such Foreign Subsidiary is not treated as a corporation for United States federal income tax purposes, cause such Foreign Subsidiary to execute and deliver to Administrative Agent a Foreign Guaranty and Foreign

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Security Agreement and (ii) cause such Foreign Subsidiary to execute and deliver to Administrative Agent such other documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on
(x) with respect to any such Foreign Subsidiaries that are treated as corporations for United States federal income tax purposes, 65% of the capital stock of such Foreign Subsidiary and (y) with respect to any such Foreign Subsidiaries that are not treated as corporations for United States federal income tax purposes, 100% of the Capital Stock of such Foreign Subsidiary.

                C. Subsidiary Organizational Documents, Legal Opinions, Etc. Borrower shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Subsidiary by Company or a Subsidiary of Company that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and
(iv) a favorable opinion of the general counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents,
(c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

        6.9     MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                A. Collateral Access Agreement. From and after the Closing Date, in the event that Company or any Subsidiary of Company (excluding any Foreign Subsidiary that is treated as a corporation for United States federal income tax purposes) acquires a Leasehold Property where Company or such Subsidiary holds personal property with a fair market value equal to or in excess of $1,000,000, Borrower shall inform Administrative Agent and, upon Administrative Agent's request, shall, promptly deliver to Administrative Agent a Collateral Access Agreement for such Leasehold Property.

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                B.      Additional Mortgages, Etc. From and after the Closing
Date, in the event that (i) any Loan Party acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such other Loan Party shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent, including, without limitation, in the case of any Additional Mortgaged Property consisting of a Material Leasehold Property,
(a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest.

                C. Environmental Reports. If reasonably required by Administrative Agent, Company or such other Loan Party shall deliver to Administrative Agent, as soon as practicable after such Person acquires any Additional Mortgaged Property, reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent, and prepared by environmental consultants reasonably satisfactory to Administrative Agent and Requisite Lenders, concerning any environmental hazards or liabilities to which any Loan Party may be subject with respect to such Additional Mortgaged Property.

                D. Real Estate Appraisals. Each Credit Agreement Party shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

        6.10    SENIOR SECURED CREDIT FACILITY RATING.

        Borrower shall maintain a Senior Secured Credit Facility Rating.

        6.11    QUALIFIED HOLDING COMPANY FORMATION AND QUALIFIED
                REORGANIZATION.

                A. If Borrower elects to consummate the Qualified Holding Company Formation, same shall have been consummated no later than the second anniversary of the Closing Date. At the time of the consummation thereof, each element of the Qualified Holding

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Company Formation shall be consummated in all material respects in accordance with the requirements of the definition of Qualified Holding Company Formation (and the component definitions appearing therein), the terms of the relevant Qualified Holding Company Formation Documents therefor and all applicable laws. The Qualified Holding Company Formation, including, without limitation, any and all Tax effects, shall be reasonably satisfactory in form and substance to Co-Arrangers. At the time of consummation of each element of the Qualified Holding Company Formation, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, Government Authorities required to make or consummate each such element of the Qualified Holding Company Formation in accordance with the definition of Qualified Holding Company Formation (and the component definitions appearing therein), the terms of relevant Qualified Holding Company Formation Document therefor and all applicable laws shall be (or have been) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained). Additionally, at the time of the consummation of each element of the Qualified Holding Company Formation, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Qualified Holding Company Formation, the making of any Loan or the issuance of any Letter of Credit, or the performance by either Credit Agreement Party and its Subsidiaries of their respective obligations under the Qualified Holding Company Formation Documents therefor and in accordance with all applicable laws. The consummation of the Qualified Holding Company Formation shall be deemed to be a representation and warranty by each Credit Agreement Party that conditions thereto specified in paragraphs A and B of this subsection 6.11 have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement and the other Loan Documents, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 4 and 8.

                B. On or prior to the Qualified Holding Company Formation Date, if the Qualified Holding Company Formation is to be consummated, (i) Holdings shall have duly authorized, executed and delivered to Administrative Agent the Holdings Guaranty, and the Holdings Guaranty shall be in full force and effect; (ii) Holdings shall have duly authorized, executed and delivered to Administrative Agent a counterpart to this Agreement, and this Agreement shall be in full force and effect; (iii)(A) Holdings shall have duly authorized, executed and delivered to Administrative Agent the Holdings Security Agreement and instruments related thereto shall have been recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Administrative Agent for the benefit of the Lenders required to be granted pursuant to the Collateral Documents, all in form and substance satisfactory to Administrative Agent; (B) all taxes, fees and other charges payable in connection therewith shall have been paid in full and
(C) each Credit Agreement Party shall, and shall have caused its Subsidiaries to, take such other actions as may be necessary or, in the opinion of Administrative Agent, desirable under local law (as advised by local counsel), to create, maintain, effect, perfect (or render enforceable against third parties), preserve, maintain and protect security interests granted (or purported to be granted) by the Collateral Documents; (iv) the Administrative Agent shall have received from Holdings, Borrower and each other Loan Party, true and correct certified copies of resolutions of the Governing Bodies of such Person with respect to the matters set forth in paragraphs A and B

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of this subsection 6.11, and such resolutions shall be satisfactory in form and substance to Administrative Agent; (v) the Administrative Agent shall have received from Holdings and each Subsidiary of Holdings that is not a Subsidiary of Borrower an Officer's Certificate, dated the Qualified Holding Company Formation Date, certifying and attaching true and correct copies of the Organizational Documents of such Person, and all of the foregoing shall be satisfactory to Administrative Agent; (vi) Administrative Agent shall have received from Hunton & Williams LLP, counsel to the Loan Parties, an opinion addressed to each Agent and the Lenders and dated the Qualified Holding Company Formation Date, which opinion shall cover such matters incident to the Qualified Holding Company Formation and the other transactions contemplated by this subsection 6.11 as the Administrative Agent may reasonably request (including, without limitation, customary opinions as to Holdings, Borrower or any of its Subsidiaries and an opinion as to no conflict with the Loan Documents, the Senior Note Indenture and any other material Indebtedness outstanding after giving effect to the Qualified Holding Company Formation) and otherwise in form and substance satisfactory to Administrative Agent; (vii) Administrative Agent and Lenders shall have received a letter from the chief financial officer of Holdings and an Officer's Certificate of Holdings dated the Qualified Holding Company Formation Date in substantially the form of Exhibit XI annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the Qualified Holding Company Formation, each of Holdings and Borrower and each of its Subsidiaries on a consolidated basis will be Solvent; and (viii) Administrative Agent shall have received true and correct copies of all Qualified Holding Company Formation Documents and all terms and conditions thereof shall be consistent with the requirements of this Agreement and otherwise be in form and substance reasonably satisfactory to Administrative Agent.

                C. If Borrower elects to consummate the Qualified Reorganization, same shall have been consummated no later than the second anniversary of the Closing Date. At the time of the consummation thereof, each element of the Qualified Reorganization shall be consummated in all material respects in accordance with the requirements of the definition Qualified Reorganization (and the component definitions appearing therein), the terms of the relevant Qualified Reorganization Documents therefor and all applicable laws. The Qualified Reorganization, including, without limitation, any and all Tax effects, shall be reasonably satisfactory in form and substance to Co-Arrangers. At the time of consummation of each element of the Qualified Reorganization, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, Government Authorities required to make or consummate each such element of the Qualified Reorganization in accordance with the definition of Qualified Reorganization (and the component definitions appearing therein), the terms of relevant Qualified Reorganization Document therefor and all applicable laws shall be (or have been) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained). Additionally, at the time of the consummation of each element of the Qualified Reorganization, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Qualified Reorganization, the making of any Loan or the issuance of any Letter of Credit, or the performance by either Credit Agreement Party and its Subsidiaries of their respective obligations under the Qualified Reorganization Documents therefor and in accordance with all applicable laws. The consummation of the Qualified Reorganization shall be deemed to be a representation and warranty by each Credit Agreement Party that the conditions thereto specified in paragraphs C and D of this subsection 6.11 have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement and the other Loan Documents, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 4 and 8.

                D. On or prior to the consummation of the Qualified Reorganization, if the Qualified Reorganization is to be consummated, (i) (A) Additives shall have duly authorized, executed and delivered to Administrative Agent any Collateral Documents requested by Administrative Agent and instruments related thereto shall have been recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Administrative Agent for the benefit of the Lenders required to be granted pursuant to the Collateral Documents, all in form and substance satisfactory to Administrative Agent; (B) all taxes, fees and other charges payable in connection therewith shall have been paid in full and (C) each Credit Agreement Party shall, and shall have caused its Subsidiaries to, take such other actions as may be necessary or, in the opinion of Administrative Agent, desirable under local law (as advised by local counsel), to create, maintain, effect, perfect (or render enforceable against third parties), preserve, maintain and protect security interests granted (or purported to be granted) by the Collateral Documents; (ii) the Administrative Agent shall have received from Holdings, Borrower and each other Loan Party, true and correct certified copies of resolutions of the Governing Bodies of such Person with respect to the matters set forth in paragraphs C and D of this subsection 6.11, and such resolutions shall be satisfactory in form and substance to Administrative Agent;
(iii) the Administrative Agent shall have received an Officer's Certificate of Additives, dated the date of the consummation of the Qualified Reorganization, certifying and attaching true and correct copies of the Organizational Documents of Additives, and all of the foregoing shall be satisfactory to Administrative Agent; (iv) Administrative Agent shall have received from Hunton & Williams, counsel to the Loan Parties, an opinion addressed to each Agent and the Lenders and dated the date of the consummation of the Qualified Reorganization, which opinion shall cover such matters incident to the Qualified Reorganization and the other transactions contemplated by this subsection 6.11 as the Administrative Agent may reasonably request (including, without limitation, customary opinions as to Holdings, Borrower or any of its Subsidiaries and an opinion as to no conflict with the Loan Documents, the Senior Notes Indenture and any other material Indebtedness outstanding after giving effect to the Qualified Reorganization) and otherwise in form and substance satisfactory to Administrative Agent; (v) Administrative Agent and Lenders shall have received a letter from the chief financial officer of each Credit Agreement Party an Officer's Certificate of such Credit Agreement Party dated the date of the consummation of the Qualified Reorganization in substantially the form of
Exhibit XI annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the Qualified Reorganization, each Credit Agreement Party and each of its Subsidiaries on a consolidated basis will be Solvent; and (vii) Administrative Agent shall have received true and correct copies of all Qualified Reorganization Documents and all terms and conditions thereof shall be consistent with the requirements of this Agreement and otherwise be in form and substance reasonably satisfactory to Administrative Agent.

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

        6.12    CERTAIN REAL PROPERTY ASSETS.

                A. Borrower shall, and Company shall cause Additives to, no later than 90 days after the Closing Date, (a) sell each of the Excluded Real Property Assets or (b) execute and deliver to Administrative Agent a fully executed and notarized Mortgage, duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of Borrower or Additives, as the case may be, in each of the Excluded Real Property Assets, and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Excluded Real Property Asset was a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent.

                B. Company shall, no later than 90 days after the Closing Date, (i) cause EPAL to (a) sell the U.K. Facility pursuant to a sale and lease-back arrangement and execute and deliver to Borrower and Additives, jointly, a fully executed and delivered First Priority Mortgage on its leasehold interest or interests in such U.K. Facility, which Mortgage shall secure the Foreign Intercompany Payables owed to Borrower by EPAL or (b) execute and deliver to Borrower and Additives, jointly, a fully executed and delivered First Priority Mortgage on its freehold interest in the U.K. Facility, in each case, which Mortgage shall secure the Foreign Intercompany Payables owed to Borrower or Additives, as the case may be, by EPAL and be duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of EPAL in such U.K. Facility, and such legal opinions, appraisals, documents, title insurance, environmental reports and other documents that would have been delivered on the Closing Date if the U.K. Facility was a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent and (ii), in either case, assign such fully executed and notarized Mortgage to Administrative Agent pursuant to the terms of the Security Agreement.

                C. Borrower shall, no later than 30 Business Days after the Closing Date, deliver to Administrative Agent surveys, in form, scope and substance reasonably satisfactory to Administrative Agent for each of the Closing Date Mortgaged Properties listed on Schedule 6.12 annexed hereto.

                D. Borrower shall use its best efforts to cause Albemarle Corporation to subordinate its interest in that certain Lease Agreement dated as of January 1, 2002 by and between Borrower and Albemarle Corporation, a memorandum of which lease was recorded February 5, 2002 as Clerk's Instrument No. 02-003781, in the Clerk's Office Circuit Court, City of Richmond, Virginia, to the Mortgage to be recorded in such Clerk's Office, pursuant to a subordination, non-disturbance and attornment agreement among Albemarle Corporation, Administrative Agent and Borrower, in form and substance reasonably satisfactory to Administrative Agent.

        6.13    ETHYL KOREA

                As soon as practicable but in any event no later than 60 days after the Closing Date, Borrower shall (i) pledge the Capital Stock of Ethyl Korea to Administrative Agent pursuant to the Security Agreement as if Ethyl Korea was a new Foreign Subsidiary and subject to subsection 6.8B or (b) cause Ethyl Korea to be dissolved, or liquidated, and/or merged, or

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

amalgamated, in any case, to or into Borrower or any wholly-owned Subsidiary of Borrower (and in the case of any such merger, Borrower or such wholly-owned Subsidiary shall be the continuing or surviving entity) such that Ethyl Korea shall cease to exist.

        6.14    POST-CLOSING DELIVERIES.

                Borrower shall, and shall cause each of its Subsidiaries, as applicable, to (i) take any actions set forth on Schedule 6.14 annexed hereto and (ii) deliver each document, certificate or other item set forth on such
Schedule 6.14, in each case within the time period specified on such Schedule
6.14 (subject to any extension as provided in Schedule 6.14) and in form and substance reasonably satisfactory to Administrative Agent.

Section 7.      CREDIT AGREEMENT PARTIES' NEGATIVE COVENANTS

                Each Credit Agreement Party covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each Credit Agreement Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

        7.1     INDEBTEDNESS.

                Each Credit Agreement Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (i) Each Loan Party may become and remain liable with respect to the Obligations;

                (ii) Borrower and any Subsidiary of Company (other than Investco) may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                (iii) Borrower and any Subsidiary of Company (other than Investco) may become and remain liable with respect to Indebtedness in respect of Capital Leases, together with all Indebtedness in respect of Capital Leases permitted pursuant to subsection 7.1(vi), not to exceed $7,500,000 in the aggregate at any one time;

                (iv) Borrower may become and remain liable with respect to Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Borrower or any other Subsidiary Guarantor; provided that (a) all such intercompany Indebtedness shall be evidenced by a promissory note or other instrument and such promissory note or other instrument shall have been pledged to Administrative Agent pursuant to the Security Agreement and (b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the

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
        Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement;

                (v) (A) Any Foreign Subsidiary may become and remain liable with respect to Indebtedness owed to Borrower or any Domestic Subsidiary of Company (other than Investco and other than Indebtedness under the Pledged Belgium Indebtedness) in an aggregate principal amount for all such Foreign Subsidiaries not to exceed $12,000,000 at any time outstanding provided that (i) all such intercompany Indebtedness shall be evidenced by a promissory note or other instrument and such promissory note or other instrument shall have been pledged to Administrative Agent pursuant to the Security Agreement and (ii) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations and the obligations with respect to the Senior Notes pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement and (B) Ethyl Europe may become and remain liable with respect to Indebtedness under the Pledged Belgium Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

                (vi) Borrower and any Subsidiary of Company, as applicable, may remain liable with respect to Indebtedness existing as of the Closing Date and described in Schedule 7.1 annexed hereto;

                (vii) (A) Prior to the Qualified Holding Company Formation Date, Borrower and (B) on or after the Qualified Holding Company Formation Date, Holdings, may become and remain liable with respect to unsecured Indebtedness evidenced by (x) the Senior Notes in an aggregate principal amount not to exceed $150,000,000 and (y) additional senior notes issued under the Senior Note Indenture in an aggregate principal amount not to exceed $25,000,000, pursuant to documentation in form and substance satisfactory to Administrative Agent; provided that the proceeds of such issuance of additional senior notes shall be applied as required pursuant to subsection 2.4B(iii)(d) or subsection 2.4D;

                (viii) Borrower or any Subsidiary of Company (other than Investco) may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection 7.3 and a Person that becomes a direct or indirect wholly-owned Subsidiary of Borrower as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; provided, that such Indebtedness is not created in anticipation of such acquisition and the aggregate amount of such Indebtedness does not exceed $10,000,000 outstanding at any time;

                (ix) Foreign Subsidiaries of Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

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

                (x) Borrower and any Domestic Subsidiary of Company (other than Investco) may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

        7.2     LIENS AND RELATED MATTERS.

                A. Prohibition on Liens. Each Credit Agreement Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                (i)     Permitted Encumbrances;

                (ii) Liens on any asset existing at the time of acquisition of such asset by Borrower or a Subsidiary of Company, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Borrower or a Subsidiary of Company or to secure any Indebtedness permitted hereby incurred by Borrower or a Subsidiary of Company at the time of or with ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that the Lien shall apply only to the asset so acquired and proceeds thereof; and provided further, that all such Liens do not in the aggregate secure Indebtedness in excess of $5,000,000 at any time;

                (iii) Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement, provided, however, that such Liens exist at the time such Person becomes a Subsidiary of Company and are not created in anticipation thereof and, in any event, do not in the aggregate secure Indebtedness in excess of $5,000,000 at any time; and

                (iv)    Liens described on the Closing Date Mortgage Policies;

                (v)     Liens described in Schedule 7.2 annexed hereto; and

                (vi) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

                B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

                C. No Further Negative Pledges. Neither Credit Agreement Party nor any of their respective Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

                D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Each Credit Agreement Party will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement and (b) as may be provided in an agreement with respect to an Asset Sale.

        7.3     INVESTMENTS; ACQUISITIONS.

                Each Credit Agreement Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

                (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                (ii) Company and its Subsidiaries may own the Investments contemplated by the Qualified Holding Company Formation and the Qualified Reorganization;

                (iii) Borrower and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Borrower and Borrower and any wholly-owned Domestic Subsidiary of Company may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries (other than Investco);

                (iv) Borrower and any Subsidiary of Company may make intercompany loans to the extent permitted under subsection 7.1(iv) or 7.1(v);

                (v) Borrower and any Subsidiary of Company may make Consolidated Capital Expenditures permitted by subsection 7.8;

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

                (vi) Borrower and any wholly-owned Domestic Subsidiary of Company (other than Investco) may acquire assets (including Capital Stock and Capital Stock of any wholly-owned Domestic Subsidiary formed in connection with any such acquisition, in each case, so long as such purchase of Capital Stock results in the formation of a wholly-owned Domestic Subsidiary); provided, that the aggregate amount of consideration paid by Borrower or such wholly-owned Domestic Subsidiary in connection with such acquisition (i) in any Fiscal Year does not exceed $50,000,000 in the aggregate and the Cash portion thereof does not exceed $25,000,000 in the aggregate and (ii) during the term of this Agreement does not exceed $150,000,000 in the aggregate and the Cash portion thereof does not exceed $75,000,000 in the aggregate; provided, further that in each case, for purposes of determining the aggregate amount of consideration received pursuant to this subsection 7.3(vi), any Indebtedness assumed as permitted under subsection 7.1(viii) shall be deemed to be included in the Cash portion of the consideration; and provided, further that each Credit Agreement Party shall, and shall cause its Domestic Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary;

                (vii) Borrower and any wholly-owned Subsidiary of Company (other than Investco) may make additional Investments (a) in their respective wholly-owned Foreign Subsidiaries (other than Ethyl Europe), provided that, the amount of all such Investments constituting equity Investments together with the amount of all such Investments constituting loans or advances permitted under subsection 7.1(v)(A) does not exceed $15,000,000 in the aggregate and (b) in Ethyl Europe, provided that, the amount of all such Investments constituting equity Investments together with the amount of all such Investments constituting loans or advances permitted under subsection 7.1(v)(B) does not exceed $25,000,000 in the aggregate;

                (viii) Borrower and any Domestic Subsidiary of Company (other than Investco) may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000;

                (ix) Borrower and any Subsidiary of Company (other than Investco) may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrower or any Subsidiary of Company or as security for any such Indebtedness or claim; and

                (x) Borrower and any Subsidiary of Company may continue to own the Investments described in Schedule 7.3 annexed hereto;

                (xi) Borrower may make and own Investments in Investco in an aggregate amount not to exceed $7,500,000 at any time Investco may make and own Investments in marketable securities and debt instruments.

        7.4     CONTINGENT OBLIGATIONS.

                Each Credit Agreement Party shall not, and shall not permit any of its

Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                (i) Loan Parties may become and remain liable with respect to Contingent Obligations under their respective Guaranties;

                (ii) Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company and its Subsidiaries (other than Investco) may become and remain liable with respect to Contingent Obligations in respect of foreign letters of credit in an aggregate amount not to exceed at any time $3,000,000;

                (iii) Borrower may become and remain liable with respect to Contingent Obligations under Hedge Agreements with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time $50,000,000; provided, that such Hedge Agreements are not entered into for speculative purposes;

                (iv) Borrower and any Subsidiary of Company (other than Investco) may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                (v) Borrower and any Subsidiary of Company (other than Investco) may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and any Subsidiary of Company (other than Investco) in an aggregate amount not to exceed at any time $2,000,000;

                (vi) Borrower and any wholly-owned Domestic Subsidiary of Company (other than Investco) may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrower or any wholly-owned Domestic Subsidiary of Company (other than Investco) permitted by subsection 7.1;

                (vii) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

                (viii) Borrower and any Guarantor may become and remain liable with respect to Contingent Obligations arising under any unsecured guaranties of the Senior Notes;

                (ix) Borrower may become and remain liable with respect to Contingent Obligations under a guaranty in connection with the sale and subsequent lease of the U.K.Facility in accordance with subsection 6.12B in an aggregate amount not to exceed $10,500,000; and

                (x) Borrower and any Domestic Subsidiary of Company (other than Investco) may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Borrower and any Subsidiary of Company in respect of all such Contingent Obligations shall at no time exceed $2,000,000.

        7.5     RESTRICTED JUNIOR PAYMENTS.

                Each Credit Agreement Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided (i) that Borrower may make regularly scheduled payments of interest in respect of the Senior Notes in accordance with the terms of, and only to the extent required by the indenture or other agreement pursuant to which such Senior Notes were issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12B, (ii) so long as (A) no Event of Default or Potential Event of Default shall have occurred and be continuing on the date such Restricted Junior Payment is declared or to be made, nor would an Event of Default or Potential Event of Default result from the making of such Restricted Junior Payment, (B) after giving effect to the making of such Restricted Junior Payment the Credit Agreement Parties shall be in pro forma compliance with each of the covenants contained in subsection 7.6 for the most recent full Fiscal Quarter immediately preceding the date of such payment for which the relevant financial information has been delivered pursuant to clauses (ii) and (iii) of subsection 6.1, and (C) Borrower shall have delivered to Administrative Agent an Officer's Certificate in form and substance satisfactory to Administrative Agent (including a calculation of the compliance with the covenants contained in subsection 7.6) certifying as to the accuracy of the foregoing clauses (A) and
(B) above, either Credit Agreement Party or, if after the Qualified Reorganization Date, Additives, may make (1) Restricted Junior Payments described in subsection (i) of the definition of Restricted Junior Payment and
(2) Restricted Junior Payments described in subsections (ii) and (iii) of the definition of Restricted Junior Payment; provided, that the aggregate amount of Restricted Junior Payments made pursuant to the preceding clauses (1) and (2) shall not exceed $5,000,000 in the aggregate in any Fiscal Year; and (iii) on and after the Qualified Holding Company Formation Date, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower, or if on or after the Qualified Reorganization Date, Borrower and Additives, may make Restricted Junior Payments to Holdings (a) in an aggregate amount not to exceed $500,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses and (b) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose.

        7.6     FINANCIAL COVENANTS.

                A. Minimum Interest Coverage Ratio. Neither Credit Agreement Party shall permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative ratio indicated:

                  FISCAL QUARTER ENDING:                                         MINIMUM INTEREST
                                                                                  COVERAGE RATIO
-------------------------------------------------------------------------------------------------
                       June 30, 2003                                             3.2500:1.00

                    September 30, 2003                                           3.2500:1.00

                     December 31, 2003                                           3.2500:1.00

                      March 31, 2004                                             3.3125:1.00

                       June 30, 2004                                             3.3750:1.00

                    September 30, 2004                                           3.4375:1.00

                     December 31, 2004                                           3.5000:1.00

                      March 31, 2005                                             3.5625:1.00

                       June 30, 2005                                             3.6250:1.00

                    September 30, 2005                                           3.6875:1.00

                     December 31, 2005                                           3.7500:1.00

                      March 31, 2006                                             3.8125:1.00

                       June 30, 2006                                             3.8750:1.00

                    September 30, 2006                                           3.9375:1.00

             December 31, 2006 and thereafter                                    4.0000:1.00

                B. Maximum Senior Secured Leverage Ratio. Neither Credit Agreement Party shall permit the Consolidated Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter, commencing with the second Fiscal Quarter in 2003, to exceed 2.25:1.00.

                C. Maximum Leverage Ratio. Neither Credit Agreement Party shall permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending on any of the dates set forth below to exceed the correlative ratio indicated:

                  FISCAL QUARTER ENDING:                                      MAXIMUM LEVERAGE RATIO
----------------------------------------------------------------------------------------------------
                       June 30, 2003                                             4.10:1.00

                    September 30, 2003                                           4.10:1.00

                  FISCAL QUARTER ENDING:                                      MAXIMUM LEVERAGE RATIO
----------------------------------------------------------------------------------------------------
                     December 31, 2003                                           4.10:1.00

                      March 31, 2004                                             3.95:1.00

                       June 30, 2004                                             3.75:1.00

                    September 30, 2004                                           3.55:1.00

                     December 31, 2004                                           3.35:1.00

                      March 31, 2005                                             3.25:1.00

                       June 30, 2005                                             3.15:1.00

                    September 30, 2005                                           3.05:1.00

                     December 31, 2005                                           2.90:1.00

                      March 31, 2006                                             2.80:1.00

                       June 30, 2006                                             2.70:1.00

                    September 30, 2006                                           2.60:1.00

             December 31, 2006 and thereafter                                    2.50:1.00

                D. Minimum Consolidated Net Worth. Neither Credit Agreement Party shall permit Consolidated Net Worth as of any date of determination to be less than the sum of (x) $145,223,000 plus (y) 75% of Consolidated Net Income for each Fiscal Quarter ending prior to such date of determination, commencing with Fiscal Quarter ending June 30, 2003 plus (z) 100% of Net Equity Proceeds received by either Credit Agreement Party or any of its Subsidiaries since the Closing Date up to such date of determination.

        7.7     RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                Each Credit Agreement Party shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

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

                (i) any Subsidiary of Borrower (other than Investco) and, on and after the Qualified Holding Company Formation Date, any Subsidiary of Company (other than Borrower or Investco) may be merged with or into Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

                (ii) Borrower and any Subsidiary of Company (other than Investco) may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                (iii) Borrower may consummate the Qualified Holding Company Formation and/or the Qualified Reorganization at any time within two years after the Closing Date;

                (iv) Borrower and any Subsidiary of Company may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                (v) Borrower and any Subsidiary of Company (other than Investco) may make Asset Sales of assets having a fair market value not in excess of $10,000,000 in the aggregate during the term of this Agreement; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;
        (b) the sole consideration received shall be cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D. Notwithstanding anything to the contrary contained in this subsection 7.7(v), the Asset Sales listed on
        Schedule 7.7 annexed hereto shall not be included in the $10,000,000 set forth above provided that the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D;

                (vi) in order to resolve disputes that occur in the ordinary course of business, Borrower and any Subsidiary of Company may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

                (vii) Borrower or any Subsidiary of Company may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

                (viii) Investco may sell or dispose of marketable securities and debt instruments; and

                (ix) Any Person (other than Investco) may be merged with or into Borrower or any Subsidiary of Company (other than Investco) if the acquisition of the Capital Stock of such Person by Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) in the case of Borrower, Borrower shall be the

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

        continuing surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.8 and (b) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto.

        7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                Each Credit Agreement Party shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year:

                        FISCAL YEAR                                            MAXIMUM CONSOLIDATED
                                                                               CAPITAL EXPENDITURES
---------------------------------------------------------------------------------------------------
                           2003                                                    $ 20,000,000

                    2004 and thereafter                                            $ 25,000,000

        7.9     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                Except as set forth in Schedule 7.9 annexed hereto, neither Credit Agreement Party shall, nor will either Credit Agreement Party permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any wholly-owned Domestic Subsidiaries of Company or between any wholly-owned Domestic Subsidiaries of Company (other than Investco) or (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries.

        7.10    Sales and Lease-Backs.

                Except as set forth in Schedule 7.10 annexed hereto, neither Credit Agreement Party shall, nor will either Credit Agreement Party permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Borrower or any Subsidiary of Company has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Borrower or any Subsidiary of Company intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrower or any Subsidiary of Company to any Person (other than Borrower or any Subsidiary of Company) in connection with such lease; provided, EPAL may become and remain liable as lessee in connection with the sale and subsequent lease of the U.K. Facility in accordance with subsection 6.12B.

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

        7.11    CONDUCT OF BUSINESS.

                A. From and after the Closing Date, subject to subsections 7.11B, C and D, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrower and its Subsidiaries on the Closing Date and similar or related businesses and
(ii) such other lines of business as may be consented to by Requisite Lenders.

                B. From and after the Closing Date, neither Credit Agreement Party shall permit Intermediate Holdco to engage in any business other than as permitted under subsection 8.13.

                C. From and after the Closing Date, neither Credit Agreement Party shall permit Investco to engage in any business other than as permitted under subsection 8.14.

                D. From and after the Qualified Holding Company Formation Date, (i) Holdings shall not permit any of its Subsidiaries to engage in any business other than (x) the businesses engaged in by Borrower and the Subsidiaries of Company on the Closing Date and similar or related businesses and (y) such other lines of business as may be consented to by Requisite Lenders and (ii) Holdings shall not engage in any business other than as permitted under subsection 8.15.

        7.12 AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SENIOR INDEBTEDNESS.

                A. Amendments or Waivers of Certain Agreements. Neither Credit Agreement Party will agree to, nor will either Credit Agreement Party permit any of its Subsidiaries to agree to, any material amendment to, or waive any of its material rights under, any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

                B. Amendments of Documents Relating to Senior Note Documents. Neither Credit Agreement Party shall, nor will either Credit Agreement Party permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Note Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Senior Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Notes (or a trustee or other representative on their behalf) which would be adverse to Company or any of its Subsidiaries or Lenders.

        7.13    FISCAL YEAR.

                Neither Credit Agreement Party shall change its Fiscal Year-end from December 31 of each calendar year.

Section 8.      EVENTS OF DEFAULT

                If any of the following conditions or events ("Events of Default") shall occur:

        8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

                Failure by Borrower to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any fee or any other amount due under this Agreement within five days after the date due; or

        8.2     DEFAULT IN OTHER AGREEMENTS.

                (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $2,000,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

        8.3     BREACH OF CERTAIN COVENANTS.

                Failure of any Loan Party to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

        8.4     BREACH OF WARRANTY.

                Any representation, warranty, certification or other statement made by any Loan Party herein or in any other Loan Document or in any statement or certificate at any time given

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

by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

        8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of either Credit Agreement Party or such Loan Party becoming aware of such default or (ii) receipt by either Credit Agreement Party or such Loan Party of notice from Administrative Agent or any Lender of such default; or

        8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

        8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

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

                (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

        8.8     JUDGMENTS AND ATTACHMENTS.

                Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

        8.9     DISSOLUTION.

                Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

        8.10    EMPLOYEE BENEFIT PLANS.

                There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, that individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall occur as of the later of (i) the end of the plan year or (ii) the last day of the period in which contributions are permitted with respect to such plan year any "accumulated funding deficiency" (as such term is defined in Section 304 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, under any Pension Plans or similar deficiency under any Foreign Plans which exceeds $5,000,000; or

        8.11    CHANGE IN CONTROL.

                A Change in Control shall have occurred; or

        8.12 INVALIDITY OF LOAN DOCUMENTS; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                At any time after the execution and delivery thereof, (i) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral

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

Documents in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party; or (iv) the Foreign Intercompany Security Agreements shall cease to be in full force and effect or shall cease to give Borrower or Additives, as the case may be, Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Foreign Intercompany Collateral), in favor of Borrower or Additives, as the case may be, superior to and prior to the rights of all third Persons, and subject to no other Liens; or

        8.13    CONDUCT OF BUSINESS BY INTERMEDIATE HOLDCO.

                Intermediate Holdco shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party, (ii) own any assets other than 100% of the Capital Stock of the Material Foreign Subsidiaries, or (iii) incur any material liabilities other than its Obligations arising under the Loan Documents; or

        8.14    CONDUCT OF BUSINESS BY INVESTCO.

                Investco shall engage in any business other than buying and selling marketable securities and debt instruments;

        8.15    CONDUCT OF BUSINESS BY HOLDINGS.

                On or after the Qualified Holding Company Formation Date, Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents, the Related Agreements, the Qualified Holding Company Formation Documents and any Qualified Reorganization Documents to which it is a party or (ii) own any assets other than (a) the capital stock of Borrower, (b) the capital stock of Additives, (c) the capital stock of Management Company, (d) the capital stock of such other Subsidiaries permitted to be acquired pursuant to the Credit Agreement and (e) Cash and Cash Equivalents in an amount not to exceed $500,000 at any one time for the purpose of paying general operating expenses of
Holdings:

                THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall

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

thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

                Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

Section 9.      ADMINISTRATIVE AGENT

        9.1     APPOINTMENT.

                A. Appointment of Administrative Agent. CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and neither Credit Agreement Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for either Credit Agreement Party or any of its Subsidiaries.

                B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

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

                In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                Should any instrument in writing from either Credit Agreement Party or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, each Credit Agreement Party shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

        9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

                A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or either Credit Agreement Party; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral

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

statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Loan Party to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company, its Subsidiaries or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                C. Exculpatory Provisions. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for each Credit Agreement Party and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not

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performing the duties specified herein, and may accept fees and other consideration from either Credit Agreement Party and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

        9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of each Credit Agreement Party and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Credit Agreement Party and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

        9.4     RIGHT TO INDEMNITY.

                Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by either Credit Agreement Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

        9.5     SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

                A. Successor Administrative Agent. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers,

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privileges and duties of the retiring Administrative Agent and the retiring
Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                B. Successor Swing Line Lender. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of CSFB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Borrower shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

        9.6     COLLATERAL DOCUMENTS AND GUARANTIES.

                Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Guarantor from any Guaranty if all of the Capital Stock of such Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2; provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a) or (b), the requirements of subsection 10.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Credit Agreement Party, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with

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the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

        9.7     DUTIES OF OTHER AGENTS.

                None of the Lenders identified in this Agreement as a Co-Arranger, Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

        9.8     ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Credit Agreement Party or any of its Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on either Credit Agreement Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

                (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

                (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

                Nothing herein contained shall be deemed to authorize Administrative Agent to

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authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.     MISCELLANEOUS.

        10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). None of Credit Agreement Parties' rights or obligations hereunder nor any interest therein may be assigned or delegated by either Credit Agreement Party without the prior written consent of all Lenders (and any attempted assignment or transfer by either Credit Agreement Party without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                B.      Assignments.

                (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a) except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan, or $1,000,000, in the case of any assignment of a Term Loan, unless Administrative Agent otherwise consents each such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall (i) electronically execute and deliver to Administrative Agent an

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        Assignment Agreement via an electronic settlement system acceptable to
        Administrative Agent (which initially shall be ClearPar, LLC) or, (ii) manually execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (at Administrative Agent's discretion) and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters and with respect to information requested under the Patriot Act as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), and (d) Administrative Agent and, if no Event of Default has occurred and is continuing, Borrower, shall have consented thereto (which consent shall not be unreasonably withheld); provided, that no consent of Borrower shall be required in the case of any assignment of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender and no consent of Borrower shall be required in connection with any assignment relating to the primary allocation or syndication of the Term Loans or Revolving Loans by CSFB to Persons that are either organized under the laws of the United States or are qualified to do business in one or more states of the United States. Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender. Other than as provided in subsection 2.1A(iii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

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                (ii)    Acceptance by Administrative Agent; Recordation in
        Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent and Borrower have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                (iii) Deemed Consent by either Credit Agreement Party. If the consent of either Credit Agreement Party to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), such Credit Agreement Party shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by such Credit Agreement Party prior to such fifth Business Day.

                (iv) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained in this subsection 10.1B, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan. The making of a Term Loan or Revolving Loan by an SPC hereunder shall utilize the Term Loan Commitment or Revolving Loan Commitment, as applicable, of the Granting Lender to the same extent, as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1, any SPC may (i) with notice

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        to, but without the prior written consent of, Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of any Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC.

                C. Participations. Any Lender may, without the consent of, or notice to, either Credit Agreement Party or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Credit Agreement Party, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, each Credit Agreement Party agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D or 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with each Credit Agreement Party's prior written consent, such consent not to be unreasonably withheld (it being understood that a participation resulting in immediate additional payments would be reason to withhold consent). A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection
2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.

                D. Pledges and Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and

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(ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. In the case of any Lender that is a fund that invests in bank loans, subject to clauses (i) and (ii) above, such Lender may, without the consent of Borrower or Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes, if any, or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this subsection 10.1.

                E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

                F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans or investing in loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

        10.2    EXPENSES.

                Whether or not the transactions contemplated hereby shall be consummated, each Credit Agreement Party, jointly and severally, agrees to pay promptly (i) all reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for the Loan Parties (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of the Loan Parties' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents

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or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9D and any environmental audits, reports or questionnaires provided for under subsection 4.1K or 6.9B or 6.9C; (vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral;
(vii) all other costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

        10.3    INDEMNITY.

                In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Agreement Party, jointly and severally, agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Agents and Lenders (including Issuing Lenders), and the officers, directors, employees, agents and Affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that neither Credit Agreement Party shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and

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Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority) or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to either Credit Agreement Party with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries. To the extent subsection 2.7 and this subsection 10.3 conflict and the provisions cannot be construed in a manner that could be viewed as consistent, subsection 2.7 will govern.

                To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, each Credit Agreement Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

        10.4    SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Agreement Party at any time or from time to time, without notice to either Credit Agreement Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of any Loan Party against and on account of the Obligations of any Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Agreement Party hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

        10.5    RATABLE SHARING.

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                Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders in proportion to the Aggregate
Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Loan Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Agreement Party expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

        10.6    AMENDMENTS AND WAIVERS.

                No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by either Credit Agreement Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the scheduled final maturity date of any Loan, (4) postpone the date of any scheduled installment of principal of any Loan, (5) postpone the date on which any interest or any fees are payable, (6) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee), (7) reduce the amount or

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postpone the due date of any amount payable in respect of any Letter of Credit,
(8) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (9) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders),
(2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Holdings from its obligations under the Holdings Guaranty or all or substantially all of the Subsidiary Guarantors or Foreign Guarantors from their obligations under the Subsidiary Guaranty or Foreign Guaranty, respectively, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders and, if affecting subsection 4.3, Issuing Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any voluntary or mandatory prepayments or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (vi)) and (vii) no Commitment of a Lender shall be increased without the consent of such Lender (it being understood that a waiver of any condition precedent, covenants, Events of Default or Potential Events of Default or of a mandatory prepayment or Commitment reduction shall not constitute an increase in the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender). Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender,

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execute amendments, modifications, waivers or consents on behalf of that Lender.
Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on either Credit Agreement Party in any case shall entitle either Credit Agreement Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by either Credit Agreement Party, on such Credit Agreement Party.

        10.7    INDEPENDENCE OF COVENANTS.

                All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

        10.8    NOTICES; EFFECTIVENESS OF SIGNATURES.

                Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Credit Agreement Parties and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.01; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

        10.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

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                A.      All representations, warranties and agreements made
herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in subsections 2.6D and 2.7 and the agreements of each Credit Agreement Party set forth in subsections 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

        10.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

                No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        10.11   MARSHALLING; PAYMENTS SET ASIDE.

                Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of either Credit Agreement Party or any other party or against or in payment of any or all of the Obligations. To the extent that either Credit Agreement Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

        10.12   SEVERABILITY.

                In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

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                The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and either Credit Agreement Party, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                To the extent permitted by law, each Credit Agreement Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

        10.14   RELEASE OF SECURITY INTEREST OR GUARANTY.

                Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor or a Foreign Guarantor to any Person (other than an Affiliate of Company) permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty or any Foreign Guaranty from Administrative Agent, such Loan Party shall deliver an Officer's Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Administrative Agent shall, at such Loan Party's expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty or such Foreign Guaranty, as may be reasonably requested by such Loan Party.

        10.15   APPLICABLE LAW.

                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

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        10.16   CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

                Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to either Credit Agreement Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and either Credit Agreement Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

        10.17   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EITHER CREDIT AGREEMENT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT AGREEMENT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                (ii)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH CREDIT AGREEMENT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE SUCH CREDIT AGREEMENT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                (v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH CREDIT AGREEMENT PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

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                (vi)    AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17
        RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
        SECTION 5-1402 OR OTHERWISE.

        10.18   WAIVER OF JURY TRIAL.

                EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        10.19   CONFIDENTIALITY.

                Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by each Credit Agreement Party that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee

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of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of either Credit Agreement Party, (g) with the consent of either Credit Agreement Party, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than either Credit Agreement Party or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

        10.20   COUNTERPARTS; EFFECTIVENESS.

                This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                [**Remainder of page intentionally left blank**]

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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

                                ETHYL CORPORATION

                                By:  /s/ David Fiorenza
                                     -------------------------------------------
                                     Name: David Fiorenza
                                     Title: Vice President, Principal
                                            Financial Officer

                                Notice Address:

                                     330 South Fourth Street
                                     P.O. Box 2189
                                     Richmond, VA 23218-2189
                                     Attention: David Fiorenza
                                     Telephone: (804) 788-5055
                                     Facsimile: (804) 788-5435
                                     E-mail: david_fiorenza@ethyl.com

LENDERS:

                                CREDIT SUISSE FIRST BOSTON, CAYMAN
                                ISLANDS BRANCH
                                as Administrative Agent and
                                as Co-Arranger

                                By:  /s/ S. William Fox
                                     -------------------------------------------
                                     Name: S. William Fox
                                     Title: Director

                                By:  /s/ Ian W. Nalitt
                                     -------------------------------------------
                                     Name: Ian W. Nalitt
                                     Title: Associate

                                Notice Address:

                                     Eleven Madison Avenue
                                     New York, NY 10010
                                     Attention: Julia Kingsbury
                                     Telephone: (212) 325-2000
                                     Facsimile: (212) 325-8304

                                UBS WARBURG LLC,
                                as Co-Arranger and Syndication Agent

                                By:  /s/ Andreas Gruson
                                     -------------------------------------------
                                     Name: Andreas Gruson
                                     Title: Executive Director

                                By:  /s/ M. Gui Goodreau
                                     -------------------------------------------
                                     Name: M. Gui Goodreau
                                     Title: Associate Director

                                Notice Address:

                                677 Washington Blvd, 6th Floor
                                Stamford, CT 06912
                                Attention: Lynne Alfarone
                                Telephone: (203) 719-4308
                                Facsimile: (203) 719-4176
                                E-mail: Lynne.Alfarone@ubsw.com

                                UBS AG, CAYMAN ISLANDS BRANCH

                                By:  /s/ Wilfred Saint
                                     -------------------------------------------
                                     Name: Wilfred Saint
                                     Title: Associate Director

                                By:  /s/ Thomas R. Salzano
                                     -------------------------------------------
                                     Name: Thomas R. Salzano
                                     Title: Director

                                Notice Address:

                                677 Washington Blvd, 6th Floor
                                Stamford, CT 06912
                                Attention: Lynne Alfarone
                                Telephone: (203) 719-4308
                                Facsimile: (203) 719-4176
                                E-mail: Lynne.Alfarone@ubsw.com

                                SUNTRUST BANK,
                                individually and as Co-Documentation Agent

                                By:  /s/ Mark A. Flatin
                                     -------------------------------------------
                                     Name: Mark A. Flatin
                                     Title: Director

                                Notice Address:

                                     10710 Midlothean Turnpike
                                     Richmond, VA 23235
                                     Attention: Bonnie Brown
                                     Telephone: (804) 594-1061
                                     Facsimile: (804) 594-1139

                                LASALLE BANK NATIONAL ASSOCIATION,
                                individually and as Co-Documentation Agent

                                By:  /s/ Mark Mital
                                     -------------------------------------------
                                     Name: Mark Mital
                                     Title: Vice President

                                Notice Address:

                                     135 S. LaSalle Street
                                     Chicago, IL 60603
                                     Attention: Mark Mital
                                     Telephone: (312) 904-2747
                                     Facsimile: (312) 904-6546

                                RZB FINANCE LLC, CONNECTICUT OFFICE

                                By:  /s/ John A. Valiska
                                     -------------------------------------------
                                     Name: John A. Valiska
                                     Title: Group Vice President

                                By:  /s/ Christoph Hoedl
                                     -------------------------------------------
                                     Name: Christoph Hoedl
                                     Title: Vice President

                                Notice Address:

                                     1133 Avenue of the Americas
                                     New York, NY 10036
                                     Attention: Klaus Hein
                                     Telephone: (212) 845-4111
                                     Facsimile: (212) 944-2093
                                     E-Mail: khein@rzbfinance.com

                                TRANSAMERICA BUSINESS CAPITAL CORPORATION

                                By:  /s/ Stephen K. Goetschius
                                     -------------------------------------------
                                     Name: Stephen K. Goetschius
                                     Title: SVP

                                Notice Address:

                                     555 Theodore Fremd Avenue
                                     Rye, NY 10580
                                     Attention: Katherine Kozack
                                     Telephone: (914) 921-7226
                                     Facsimile: (914) 921-9072
                                     E-mail: katherine.kozack@transamerica.com

                                   GMAC COMMERCIAL FINANCE LLC


                                   By: /s/ Michael Hampton
                                       -----------------------
                                       Name: Michael Hampton
                                       Title: Vice President


                                   Notice Address:

                                      210 Interstate North Parkway
                                      Suite 315
                                      Atlanta, GA 30339
                                      Attention: Divisional Chief Credit Officer
                                      Telephone: (678) 553-2700
                                      Facsimile: (678) 553-2707